                                                                    EXHIBIT 10.2


================================================================================



                         SECURITIES PURCHASE AGREEMENT

                                  DATED AS OF

                                  MAY 22, 1997

                                     AMONG

                          WATSON GENERAL CORPORATION,


                           SAGAPONACK PARTNERS, L.P.,

                                      AND

                    SAGAPONACK INTERNATIONAL PARTNERS, L.P.

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


                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                              ----
SECTION 1

        DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
        1.1      Certain Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
        1.2      Accounting Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
        1.3      Other Definitional Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

SECTION 2

        THE SECURITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
        2.1      The Senior Subordinated Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
                 2.1.1      The Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
                 2.1.2      Form of Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
        2.2      The Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
                 2.2.1      Issuance of Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
                 2.2.2      Execution of Share Certificates . . . . . . . . . . . . . . . . . . . . . . . . . 15
                 2.2.3      Registration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
                 2.2.4      Exchanges . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
                 2.2.5      Mutilated or Missing Share Certificates . . . . . . . . . . . . . . . . . . . . . 15
                 2.2.6      Payment of Expenses and Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . 15
                 2.2.7      Securities Law Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
                 2.2.8      Adjustment in Base Ownership Percentage . . . . . . . . . . . . . . . . . . . . . 16
        2.3      The Warrants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
                 2.3.1      Issuance of Warrants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
        2.4      Transfers    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
                 2.4.1      Transfers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
                 2.4.2      Mechanics of Transfer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
                 2.4.3      Further Assurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
                 2.4.4      Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
        2.5      Interest     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
                 2.5.1      Interest Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
                 2.5.2      Interest Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
                 2.5.3      Interest Payment Adjustment . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
        2.6      Mandatory Repayment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
                 2.6.1      Scheduled Repayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
                 2.6.2      Mandatory Prepayment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
        2.7      Overdue Payments; Business Days  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19

        2.8      Optional Prepayment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
                 2.8.1      At Any Time.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
                 2.8.2      Effect of Notice of Prepayment  . . . . . . . . . . . . . . . . . . . . . . . . . 19
        2.9      Registration Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
                 2.9.1      Demand Registration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
                 2.9.2      Incidental Registration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
                 2.9.3      Registration Procedures.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
                 2.9.4      Preparation; Reasonable Investigation.  . . . . . . . . . . . . . . . . . . . . . 24
                 2.9.5      Indemnification.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
        2.10     Issuance of Adjustment Warrants. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26

SECTION 3

        REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
        3.1      Representations and Warranties of Investors  . . . . . . . . . . . . . . . . . . . . . . . . 27
                 3.1.1      Investment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
                 3.1.2      Sophistication  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
                 3.1.3      Legal Status; Qualification.  . . . . . . . . . . . . . . . . . . . . . . . . . . 27
                 3.1.4      No Violation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
                 3.1.5      Corporate Power and Authority; Governmental or Other Consents . . . . . . . . . . 27
                 3.1.6      Due Authorization; Validity; Enforceability . . . . . . . . . . . . . . . . . . . 28
                 3.1.7      Truth and Accuracy of Information . . . . . . . . . . . . . . . . . . . . . . . . 28
        3.2      Representations and Warranties of Company  . . . . . . . . . . . . . . . . . . . . . . . . . 28
                 3.2.1      Legal Status; Qualification . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
                 3.2.2      No Violation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
                 3.2.3      Corporate Power and Authority; Governmental or Other Consents . . . . . . . . . . 29
                 3.2.4      Due Authorization; Validity; Enforceability . . . . . . . . . . . . . . . . . . . 29
                 3.2.5      Ownership of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
                 3.2.6      Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
                 3.2.7      Absence of Undisclosed Liabilities  . . . . . . . . . . . . . . . . . . . . . . . 30
                 3.2.8      Truth and Accuracy of Information . . . . . . . . . . . . . . . . . . . . . . . . 30
                 3.2.9      Absence of Certain Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
                 3.2.10     Regulatory Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
                 3.2.11     Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
                 3.2.12     Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
                 3.2.13     Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
                 3.2.14     Debt Instruments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
                 3.2.15     Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
                 3.2.16     Certain Contracts and Commitments . . . . . . . . . . . . . . . . . . . . . . . . 33
                 3.2.17     Labor Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
                 3.2.18     Compliance with Law.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
                 3.2.19     Hazardous Material  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
                 3.2.20     No Subordination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35

                 3.2.21     Solvency. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
                 3.2.22     Regulations G, U, T and X.  . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
                 3.2.23     Investment Company Act. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
                 3.2.24     Foreign Investment in Real Property Tax Act.  . . . . . . . . . . . . . . . . . . 36
                 3.2.25     Foreign Corrupt Practices Act.  . . . . . . . . . . . . . . . . . . . . . . . . . 36
                 3.2.26     Valid Issuance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
                 3.2.27     Acquisition Agreement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
                 3.2.28     Employment Agreements.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
                 3.2.29     Projections . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
                 3.2.30     Deposit Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37

SECTION 4

        CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
        4.1      Legal Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
        4.2      Representations and Warranties.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
        4.3      Executed Documents.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
        4.4      Certified Documents, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
        4.5      Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
        4.6      Other Acts, Conditions, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
        4.7      Documents in Satisfactory Form.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
        4.8      Transaction Fee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
        4.9      Pro Forma Balance Sheet. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
        4.10     Solvency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
        4.11     Fees and Disbursements of Counsel. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
        4.12     California Permit. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
        4.13     Waiver of Demand Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41

SECTION 5

        AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
        5.1      Punctual Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
        5.2      Accounting Records.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
        5.3      Reporting Requirements.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
        5.4      Existence; Compliance With Law.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
        5.5      Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
        5.6      Facilities.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
        5.7      Taxes and Other Liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
        5.8      Notice to Investors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
        5.9      ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
        5.10     Notice to Investors Regarding ERISA Matters. . . . . . . . . . . . . . . . . . . . . . . . . 44
        5.11     Visitation Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
        5.12     Performance of Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45

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
        5.13     Worker Adjustment Retraining and Notification Act Notice.  . . . . . . . . . . . . . . . . . 45
        5.14     Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
        5.15     Divestitures.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
        5.16     Acquisition. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46

SECTION 6

        NEGATIVE COVENANTS    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
        6.1      Use of Funds.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
        6.2      Dividends, Distributions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
        6.3      Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
        6.4      Indebtedness.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
        6.5      Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
        6.6      Subsidiaries; Investments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
        6.7      Guaranteed Indebtedness. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
        6.8      Mergers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
        6.9      Restrictions on Sales of Assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
        6.10     Management or Consulting Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
        6.11     Transactions with Affiliates.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
        6.12     Amendments of Corporate Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
        6.13     Executive Compensation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
        6.14     Compliance with ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
        6.15     Sale or Issuance of Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
        6.16     Lease Obligations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
        6.17     Deposit Accounts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51

SECTION 7

        EVENTS OF DEFAULT     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
        7.1      Events of Default. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
        7.2      Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
        7.3      No Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
        7.4      Set-Off  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55

        SECTION 8

        MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
        8.1      Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
        8.2      Successors and Assigns.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
        8.3      Costs, Expenses, Management and Attorneys' Fees. . . . . . . . . . . . . . . . . . . . . . . 56
        8.4      Indemnity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
        8.5      Entire Agreement, Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
        8.6      Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58

        8.7      Severability of Provisions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
        8.8      Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
        8.9      Arbitration. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
        8.10     Incorporation of Exhibits and Schedules by Reference.  . . . . . . . . . . . . . . . . . . . 58
        8.11     Counterparts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
        8.12     Survival.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59


                         SECURITIES PURCHASE AGREEMENT


                 This SECURITIES PURCHASE AGREEMENT is entered into as of this 22nd day of May, 1997, by and among WATSON GENERAL CORPORATION, a California corporation ("Company"), and SAGAPONACK PARTNERS, L.P., a Delaware limited partnership and SAGAPONACK INTERNATIONAL PARTNERS, L.P., a Cayman Islands limited partnership (each, an "Investor" and together, the "Investors").

                                   BACKGROUND

                 Company currently owns three active Subsidiaries, Toxguard Fluid, Toxguard Systems and Watson Systems. It wishes to divest itself of Toxguard Fluid and Toxguard Systems and to merge Watson Systems into itself. In addition, it wishes to acquire all of the shares of stock of Ustman from Seller and thereupon to merge Ustman into itself. In order to finance these transactions, Company wishes to borrow $7,000,000. Investors are prepared, subject to the conditions specified herein, to make such loan.

NOW, THEREFORE, Company and Investors hereby agree as follows:

                                    SECTION

                                  DEFINITIONS

        1.1      Certain Defined Terms.

                 The following terms used in this Agreement have the following meanings:

                 "Acquisition" means the acquisition of by Company of all of the shares of stock of Ustman from Seller pursuant to the Acquisition Agreement.

                 "Acquisition Agreement" means an agreement dated May 21, 1997, pursuant to which Company has agreed to purchase all of the shares of stock of Ustman from Seller.

                 "Act" means the Securities Act of 1933, as amended from time to time, or any successor statute.

                 "Adjusted Base Ownership Percentage" shall have the meaning set forth in Section 2.2.8.

                 "Adjusted Date" shall have the meaning set forth in Section 2.2.8.

                 "Adjusted EBTDA" means, at any time, earnings from continuing operations before taxes, depreciation and amortization for each monthly accounting period in respect of which Company shall have delivered financial statements hereunder, computed in accordance with GAAP, but excluding (i) a one-time restructuring charge of up to $200,000 taken during 1997 in connection with the closing of Company's Kansas City facility and Company's headquarters in Irvine, California, (ii) all fees paid from time to time to Management,
(iii) any non-cash accounting charges which in accordance with GAAP arise in connection with this Agreement, the Acquisition Agreement or the Senior Subordinated Notes, (iv) any amounts paid to Dan Cook in warrants, options or common stock pursuant to the Cook Employment Agreement and (v) out-of-pocket amounts paid in connection with the closing of the transaction contemplated by the Loan Documents and the Warrant Agreement. If any of the Existing Debt is repaid prior to the repayment dates set forth in the "Debt Amortization" schedule set forth in the Projections, an interest expense deduction in the amount equal to the product of (a) the amount prepaid times (b) the rate at which the prepared amount bore interest immediately prior to prepayment shall be made to Adjusted EBTDA.

                 "Adjusted EBTDA Per Share" means, at any time, Adjusted EBTDA at such time divided by the average number of shares of stock of Company outstanding during the immediately preceding twelve-month period on a fully diluted basis.

                 "Adjustment Warrants" means the warrants issued pursuant to
Section 2.10.

                 "Affiliate" means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, or partnership or other ownership interests, by contract or otherwise), provided that, in any event: (a) any Person which owns directly or indirectly 5% or more of the securities having ordinary voting power for the election of directors or other members of the governing body of a corporation or 5% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person and (b) each stockholder, director or officer of Company or any of its Affiliated Companies shall be deemed to be an Affiliate of Company and each of such Affiliated Companies.

                 "Affiliated Companies" of Company means Watson Systems, Inc. and Ustman, and any Subsidiary of Company or of Watson Systems, Inc. or Ustman created after the date hereof.

                 "Agreement" means this Securities Purchase Agreement, as it may be amended from time to time.

                 "Applicable Rate" means (i) for the period from the date hereof until the first anniversary hereof, 10%; (ii) for the period from said first anniversary until the second anniversary hereof, 11%; (iii) for the period from said second anniversary until the third anniversary thereof, 12%;
(iv) for the period from said third anniversary until the fourth anniversary hereof, 13% and (v) for the period from said fourth anniversary and at all times thereafter, 14%.

                 "Balance Sheet Date" has the meaning set forth in Section
3.2.6.

                 "Bankruptcy Code" means the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time, or any successor statute.

                 "Base Ownership Percentage" has the meaning set forth in
Section 2.2.1. hereof.

                 "Board" means the Board of Conveyors of the Federal Reserve System.

                 "Business" means the business of Company and its Affiliated Companies as presently conducted and as proposed to be conducted in the Business Plan.

                 "Business Day" means any day on which commercial banks in New York, New York are required to be open for business.

                 "Business Plan" means the investment memorandum of Company dated January 8, 1997, which has been delivered to Investors.

                 "Capital Expenditure" for any period means the aggregate of all expenditures (including that portion of Capital Leases which is capitalized on the consolidated balance sheet of Company and its Affiliated Companies) by Company and its Affiliated Companies during such period that, in conformity with GAAP, are included in property, plant and equipment reflected on the consolidated balance sheet of Company and its Affiliated Companies.

                 "Capital Lease" as applied to any Person, means any lease of any property (real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

                 "CERCLA" has the meaning set forth in Section 3.2.19.

                 "Closing Date" means the date on which all of the conditions precedent set forth in Section 4 have been met and the Loan has been disbursed to Company hereunder.

                 "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

                 "Common Stock" means Company's Common Stock.

                 "Company" has the meaning set forth in the first paragraph of this Agreement.

                 "Company Agreement" means the Company Agreement between Company and the Investors.

                 "Company Pledge Agreement" means an agreement substantially in the form of Exhibit G, pursuant to which Company has pledged all of the shares of stock owned by it in its Subsidiaries and all other instruments owned by it to Investors to secure Company's obligations hereunder and under the Senior Subordinated Notes.

                 "Company Sale" means the date on which a Person or group of Persons (other than the Investors or their transferees) acting in concert shall have acquired directly or indirectly, and in one or a series of transactions, at least 50% of (i) the outstanding shares of Common Stock, whether by merger, purchase or otherwise or (ii) the operating assets of Company.

                 "Company Security Agreement" means an agreement substantially in the form of Exhibit H, pursuant to which Company has pledged all of its personal property including its accounts, contract rights and general intangibles to Investor to secure Company's obligations hereunder and under the Senior Subordinated Notes.

                 "Cook Employment Agreement" means an agreement dated May 21, 1997 between Company and Dan R. Cook.

                 "Cumulative Adjusted EBTDA" means the total Adjusted EBTDA from the Closing Date until the first Event of Liquidity.

                 "Cumulative Adjusted EBTDA Per Share" means the Cumulative Adjusted EBTDA divided by the average fully diluted number of shares outstanding from the Closing Dated to the first Event of Liquidity.

                 "Current Assets" means, at any date of determination thereof, all amounts that would, in accordance with GAAP, be included as current assets on a consolidated balance sheet of Company and its Affiliated Companies as of such date.

                 "Current Liabilities" means, at any date of determination thereof, all amounts that would, in accordance with GAAP, be included as current liabilities on a consolidated balance sheet of Company and its Affiliated Companies as of such date.

                 "Deficit Adjustment Factor" means, in the event a Projection Deficit exists, a rate equal to the sum of (a) the product of (i) 29.76% less the Stated Base Factor and (ii) the

Projection Deficit divided by 13.4% and (b) the Stated Base Factor. For example, if the Stated Base Factor is 11% and the Projection Deficit is 5%, the Deficit Adjustment Factor shall be 18%, or (a)(i) 29.76% less 11%, or 18.76%, multiplied by (ii) 5% divided by 13.4%, or 37.31%, the product equal to 7%, plus (b) 11%.

                 "Dollars" and "$" mean the lawful money of the United States of America.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor statute.

                 "ERISA Affiliate" means any company which, as of a given moment, is a member of a "controlled group of corporations" or a group of "trades or businesses (whether or not incorporated) which are under common control" (as defined in Sections 414(b) and (c) of the Code, respectively) of which Company or any of its Affiliated Companies is a member.

                 "Events of Default" means each of the events set forth in
Section 7.1.

                 "Events of Liquidity" means each of (i) a Stock Offering, (ii) a sale of all or substantially all of Company's assets, (iii) any event pursuant to which any Person other than the Investors acquire the ability, directly or indirectly, by contract or otherwise (other than as a result of owning shares of Common Stock issued to Sagaponack Partners, L.P., pursuant to
Section 2.2.1), to elect or to control a majority of the members of Company's Board of Directors and (iv) the occurrence of May 22, 2000.

                 "Excess Cash" means, at any time, (i) with respect to payment of principal, all cash and cash equivalents of Company existing at the end of a calendar quarter after expenses of Company, including interest payments, have been paid or provided for less any sums which Company, in good faith, has reserved for expenditures in the next two succeeding calendar quarters for a specific business purpose which are not prohibited pursuant to the terms of this Agreement and (ii) with respect to payment of interest on the Senior Subordinated Notes, all cash and cash equivalents of Company existing at the end of a calendar quarter after expenses of Company (other than interest on the Senior Subordinated Notes) have been paid or provided for less any sums which Company, in good faith, has reserved for expenditures in the next two succeeding calendar quarters for a specific business purpose which are not prohibited pursuant to the terms of this Agreement.

                 "Existing Debt" means the Indebtedness described on Schedule
1.2 hereof.

                 "Fair Market Value" means (a) in the case of the third anniversary of the date hereof or such other date after the third anniversary of the date hereof designated by the Investors, the average of the bid and ask price of Company's securities for the 30 days immediately prior to such date,
(b) in the case of a Stock Offering, the per share offering price of the stock offered, (c) in the case of a Company Sale which is a sale of outstanding shares of

Common Stock, the per share price paid for the shares sold in the Company Sale and (d) in the case of a Company Sale which is a sale of assets of Company, the per share price paid for such assets adjusted to take into account the percentage of assets purchased minus liabilities payable were Company to liquidate immediately after the Company Sale (for example, if 75% of Company's assets are purchased, the per share price paid for the assets shall be the total consideration minus liabilities payable were Company to liquidate immediately after the Company Sale paid for such assets divided by a number equal to 75% of the then outstanding shares of Common Stock).

                 "Financial Statements" means for Ustman, the unaudited income statements and balance sheets for the twelve month period ending December 31, 1995 and December 31, 1996 and the unaudited income statement and balance sheet for the three month period ending March 31, 1997 and, for Watson, the audited income statements, balance sheet and cash flow statements for the twelve month periods ending September 30, 1994 and September 30, 1995, September 30, 1996 and the unaudited income statement and balance sheet for the six month period ending March 31, 1997.

                 "Fiscal Year" means the fiscal year of Company, which shall be the twelve-month period ending on the last day in the month of September, or such other fiscal years as Company may from time to time elect.

                 "GAAP" means generally accepted accounting principles and practices, consistently applied, as promulgated in (i) the documents of Rule 203 of the Code of Professional Conduct of the American Institute of Certified Public Accountants, (ii) Statement of Accounting Standards No. 43 "Omnibus Statement on Auditing Standards" of the Auditing Standards Board of the American Institute of Certified Public Accountants and (iii) any superseding or supplemental documentation of equal authority promulgating generally accepted accounting principles and practices, all as in effect from time to time. Accounting principles and practices are "consistently applied" when the accounting principles and practices observed in a current period are comparable in all material respects to the accounting principles and practices applied in the preceding period.

                 "Guaranteed Indebtedness" of any Person means all Indebtedness
(x) of any Person other than such Person and either (y) guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (a) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (b) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (c) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether or not such property is received or such services are rendered and any agreement to maintain working capital or other balance sheet condition) or (d) otherwise to assure the holder of such Indebtedness against loss or (z) secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien, security interest or other charge or encumbrance upon or in property (including without limitation accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

                 "Hazardous Material" means any hazardous or toxic substance, material or waste which is or becomes regulated by the State of California, any regional or local governmental authority within the State of California, or the United States Government and includes, without limitation, any material or substance that is or becomes defined as a "hazardous substance," "pollutant," "contaminant," "toxic chemical," "hazardous material," "toxic substance," or "hazardous chemical" under (i) CERCLA; (ii) the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Section 1101 et seq.; (iii) the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq.; (iv) the Toxic Substance Control Act, 15 U.S.C. Section 2601 et seq.; (v) the Occupational Safety and Health Act of 1970, 29 U.S.C. Section 651 et seq.; (vi) the Federal Water Pollution Control Act, 33 U.S.C. Section 1521 et seq.; (vii) the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq.;
(viii) regulations promulgated under any of the above statutes; or (ix) any applicable state, regional or local statute, ordinance, rule or regulation that has a scope or purpose similar to those identified above, including, but not limited to, California Health and Safety Code Sections 25115, 25117, 25249.8, 25316, 25501(j), 25501(k) and 25501.1. The term "Hazardous Material" also means (i) asbestos, polychlorinated biphenyls ("PCBs") and urea-formaldehyde and (ii) any substance containing petroleum, as defined in Section 9001(8) of the Resource Conservation and Recovery Act (42 U.S.C. Section 6991(8)), or 40 C.F.R. Section 280.1, or any derivative of such petroleum. References to any statute, ordinance, rule or regulation in this definition shall be deemed to refer to such statute, ordinance, rule or regulation as amended from time to time, or any successor statute, ordinance, rule or regulation.

                 "Indebtedness" means, for any Person, (i) all indebtedness or other obligations of such Person for borrowed money or for the deferred purchase price of property or services, (ii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (iii) all obligations under leases which shall have been or should be, in accordance with GAAP, recorded as Capital Leases in respect of which such Person is liable as lessee,
(iv) liabilities in respect of unfunded vested benefits under any Plan, (v) all obligations owed pursuant to any interest rate hedging arrangement or in respect of any letter of credit established for the account of such Person (including without limitation all obligations to reimburse the issuer thereof in respect of amounts drawn thereunder) and (vi) all Guaranteed Indebtedness.

                 "Indemnified Liabilities" has the meaning set forth in
Section 8.4.

                 "Indemnitees" has the meaning set forth in Section 8.4.

                 "Interest Expense" means, for any period, the aggregate amount of interest in respect of Indebtedness (including amortization of original issue discount on any Indebtedness and the current interest portion of any deferred payment obligation) and all but the principal component of rentals in respect to Capital Leases, paid, accrued or scheduled to be paid or accrued by Company and its Affiliated Companies during such period, all determined in accordance with GAAP.

                 "Investment" as applied to any Person, means any direct or indirect purchase or other acquisition by that Person of stock or other securities, or of a beneficial interest in stock or other securities, of any other Person (other than a Subsidiary), or any direct or indirect loan, advance (other than advances to employees for moving and travel expenses, drawing accounts, and similar expenditures in the ordinary course of business) or capital contribution by that Person to any other Person, including all Indebtedness and accounts receivable from that other Person which are not current assets or did not arise from sales of goods or services to that other Person in the ordinary course of business. The amount of any Investment (other than loans, advances and accounts receivable) shall be the original cost of such Investment plus the cost of all additions thereto, and the amount of any Investment shall be without any adjustments for increases or decreases in value, or write-ups, write-downs, or write-offs with respect to such Investment.

                 "Investor" and "Investors" have the meanings set forth in the first paragraph of this Agreement.

                 "Investor's Notice" has the meaning set forth in Section
2.5.3.

                 "Letter of Intent" means the amended letter of intent dated April 9, 1997 from the Managing Partner of Investors to the President and Chief Executive Officer of Company attaching an amended summary term sheet thereto.

                 "Liabilities" means obligations of any nature, whether absolute, accrued, contingent or otherwise, whether due or to become due and whether or not required to be reflected or reserved against on a balance sheet under GAAP, including without limitation, in the case of Company or any of its Affiliated Companies, obligations arising from or in connection with the operation of Company and the Business prior to the consummation of the Acquisition, for which Company or any of its Affiliated Companies could be liable after the consummation of the Acquisition, whether or not assumed under the Acquisition Agreement.

                 "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, whether voluntary or involuntary, including any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction.

                 "Loan" means the total amount advanced by Investors to Company pursuant to Section 2.1.

                 "Loan Documents" means this Agreement, the Pledge Agreement, each Security Agreement and each Senior Subordinated Note.

                 "Management" means Sagaponack Management Co. Inc.

                 "Material Agreements" means the Loan Documents and the Warrant Agreement.

                 "Multiemployer Plan" has the meaning set forth in Section
3.2.15.

                 "NDE Note" means a note of Company payable Seller given in connection with the Acquisition with a maturity of May 21, 1998 and having a maximum principal amount of $500,000.

                 "Net Adjustment Percentage" means, for any quarter, the excess of the Deficit Adjustment Factor over the Stated Base Factor for such quarter.

                 "Obligations" means all obligations of every nature of Company from time to time owed to Investor under any of the Loan Documents, including, without limitation, all obligations of Company under this Agreement and the Senior Subordinated Note.

                 "PBGC" means the Pension Benefit Guaranty Corporation or any successor to its functions.

                 "Pension Plan" has the meaning set forth in Section 3.2.15.

                 "Permitted Senior Debt" means Senior Debt which is incurred by Company to institutional lenders or other investors approved by Investors in aggregate principal outstanding amounts not to exceed the following amounts in the following years:

         for the period from, the date hereof
         until the first anniversary hereof                         $0

         for the period from said first anniversary
         until the second anniversary hereof                $1,000,000

         for the period from said second
         anniversary until the third
         anniversary thereof                                $3,000,000

         and for the period from said third
         succeeding anniversary until the fifth
         anniversary hereof                                 $5,000,000;

provided that no such Permitted Senior Debt may be incurred in any period in which Cumulative Adjusted EBTDA Per Share does not equal or exceed the projected aggregate amount thereof as shown on the Projections.

                 "Permitted Investments" means Investments in: (i) obligations issued or guaranteed by the United States of America; (ii) certificates of deposit, bankers acceptances and other "money market instruments" issued by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital and surplus in an aggregate amount not less than $500,000,000; (iii) open market commercial paper bearing the highest credit rating issued by Standard & Poor's Corp. or by another nationally recognized credit rating firm; (iv) repurchase agreements entered into with any bank or trust company organized under the laws of the United States of America or any state thereof having capital and surplus in an aggregate amount not less than $500,000,000; (v) shares of "money market funds", each having net assets of not less than $500,000,000; in each case maturing or being due or payable in full not more than 180 days after Company's acquisition thereof and (vi) shares of stock in Affiliated Companies to the extent such shares are pledged to Investor pursuant to the Pledge Agreement to secure Company's obligations to Investors hereunder and under the Senior Subordinated Notes. "Permitted Investments" also means any Investment in a Person (other than an Affiliate which is not an Affiliated Company) in the ordinary course of business which does not exceed $100,000.

                 "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts and other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

                 "Plan" means an "employee benefit plan" (as defined in Section 3(3) of ERISA) maintained or contributed to by Company or any of its Affiliated Companies.

                 "Potential Default" means any condition, event or act which, with the giving of notice, passage of time or both, would constitute an Event of Default.

                 "Prepayment Price" has the meaning set forth in Section 2.8.1.

                 "Process" means the statistical inventory reconciliation monthly monitoring process of determining leakage from underground storage tanks.

                 "Projection Deficit" means, at any time, the percentage equal to the excess of 70% of the Cumulative EBTDA Per Share forecast in the Projections over the actual percentage of Cumulative EBTDA Per Share set forth in the Projections that is achieved. For example, if the amount of Cumulative EBTDA Per Share as a percent of that projected is 65%, the Projection Deficit shall be 5%, or 70% less 65%. At no time shall such Projection Deficit exceed 13.4%.

                 "Projections" shall mean the projections of Company attached to this Agreement as Schedule 3.2.29.

                 "Registration" means registration of Registrable Securities under the Act.

                 "Registrable Securities" mean each of the shares of Common Stock issued pursuant hereto, the Warrants and each share of Common Stock issued or issuable upon exercise of any of the Warrants which can be registered under the Securities Act.

                 "Reportable Event" means a "reportable event" (as defined in Section 4043(b) of ERISA) with respect to which reporting to the PBGC within 30 days of occurrence has not been waived.

                 "Securities" means the Senior Subordinated Notes, the Common Stock issued pursuant thereto and the Warrants.

                 "Securities Act" means the Securities Act of 1933, as amended.

                 "Security Agreements" shall mean Company Security Agreement, the Watson Systems Security Agreement, the Toxguard Fluid Security Agreement and the Toxguard Systems Security Agreement.

                 "Seller" means NDE Environmental Corporation, a Delaware corporation.

                 "Senior Debt" means Indebtedness of Company which is senior, in any way, whether in right of payment or security or otherwise, to the obligation of Company in respect of the Senior Subordinated Notes, excluding Indebtedness described on Schedule 1.2.

                 "Senior Subordinated Debt" means the Indebtedness of Company created pursuant to this Agreement, including the principal amount of the Senior Subordinated Notes, and any interest payable thereon.

                 "Senior Subordinated Note" means any promissory notes evidencing all or any part of the Senior Subordinated Debt, including the notes to be issued by Company to the Investors on the Closing Date in the principal amount of $7,000,000, and any note or notes subsequently issued in place of such notes.

                 "Share Certificate" means a certificate representing shares of Common Stock issued to an Investor hereunder pursuant to Section 2.2.1 in the form of Exhibit I.

                 "Shareholders Agreement" means an agreement of even date herewith among certain holders of Common Stock or warrants to purchase Common Stock, and each Investor.

                 "Solvent" means, when used with respect to any Person, that:
(a) the fair valuation of all of its property is in excess of the total amount of its debts (including contingent liabilities as properly valued) as of the date solvency is determined under the Bankruptcy Code or any applicable enactment of the Uniform Fraudulent Transfer Act or similar statute; (b) the present fair salable value of all of its property is more than the amount that will be required to pay the Person's existing debts (including contingent liabilities as properly valued) as they become absolute and matured, as determined in accordance with any applicable enactment of the Uniform Fraudulent Conveyance Act or similar statute; (c) it does not intend to incur, nor believe that it will incur, nor reasonably should believe that it will incur, debts beyond its ability to pay as they mature, as determined in accordance with the Bankruptcy Code, any applicable enactment of the Uniform Fraudulent Conveyance Act, any applicable enactment of the Uniform Fraudulent Transfer Act or any similar statute and (d) is not engaged in a business or a transaction or about to be engaged in a business or a transaction for which its property constitutes (i) unreasonably small capital, for purposes of the Bankruptcy Code and any applicable enactment of the Uniform Fraudulent Conveyance Act, or similar statute or (ii) unreasonably small assets, for purposes of any applicable enactment of the Uniform Fraudulent Transfer Act, or similar statute.

                 "Stated Base Factor" means (i) for the period from the date hereof until the first anniversary hereof, 10%; (ii) for the period from said first anniversary until the second anniversary hereof, 11%; (iii) for the period from said second anniversary until the third anniversary thereof, 12%;
(iv) for the period from said third anniversary until the fourth anniversary hereof, 13% and (v) for the period from said fourth anniversary and at all times thereafter, 14%.

                 "Stock Offering" means an offering, by Company after the date hereof, of newly-issued shares of Common Stock, to the public pursuant to a registration statement under the Act.

                 "Subsidiary" of any Person means a corporation of which more than 50% of the outstanding shares of capital stock of each class having ordinary voting power is owned by such Person, by one or more Subsidiaries of such Person, or by such Person and one or more of its Subsidiaries.

                 "Toxguard Fluid" means Toxguard Fluid Technologies, Inc., a California corporation and a wholly owned subsidiary of Company.

                 "Toxguard Fluid Security Agreement" means an agreement substantially in the form of Exhibit F, pursuant to which Toxguard Fluid has pledged all of its personal property assets, including its accounts, contract rights and general intangibles to Investor to secure Company's obligations in respect of the Loan.

                 "Toxguard Systems" means Toxguard Systems, Inc., a Nevada corporation of which Company owns 96% of the common stock and 87% of the preferred stock.

                 "Toxguard Systems Security Agreement" means an agreement substantially in the form of Exhibit F, pursuant to which Toxguard Systems has pledged all of its personal property assets, including accounts, contract rights and general intangibles to Investor to secure Company's obligations in respect of the Loan.

                 "Transfer" means the sale, pledge, assignment or other transfer of the Senior Subordinated Notes, Company's Common Stock issued pursuant hereto, or the Warrants, in whole or in part, and of the rights of the holder thereof under any of the foregoing and this Agreement.

                 "Transfer Agent" means US Stock Transfer Corporation or such other Person Company contractually designates to perform the duties of a transfer agent on behalf of Company.

                 "Ustman" means Ustman Industries, Inc., a Delaware corporation.

                 "WARN Act" has the meaning set forth in Section 5.14.

                 "Warrant Adjustment Amount" means at the time of determination $7,000,000 minus all principal payments made on the Senior Subordinated Notes prior thereto.

                 "Warrant Adjustment Date" shall mean the earlier of (a) the third anniversary of the date hereof or such other date after the third anniversary of the date hereof designated by the Investors, (b) the date of a Stock Offering and (c) Company Sale.

                 "Warrant Agreement" means the Warrant Agreement issued by Company to an Investor in the form of Exhibit K.

                 "Warrants" means the warrants issued pursuant to the Warrant Agreement.

                 "Watson Systems" means Watson Systems, Inc., a Missouri corporation and a wholly owned subsidiary of Company.

                 "Watson Systems Security Agreement" means an agreement substantially in the form of Exhibit F, pursuant to which Watson Systems has pledged all of its personal property, including its accounts, contract rights and general intangibles to Investor to secure Company's obligations in respect of the Loan.

                 "Welfare Plan" has the meaning set forth in Section 3.2.15.

                 "Working Capital" means the amount by which Current Assets exceeds Current Liabilities.

        1.2      Accounting Terms.

                 For purposes of this Agreement, all accounting terms not otherwise defined herein have the meanings assigned to them in conformity with GAAP.

        1.3      Other Definitional Provisions.

                 Unless the context of this Agreement clearly requires
otherwise, references to the plural include the singular, to the singular include the plural, and to the part include the whole. The term "including" is not limiting and the term "or" has the inclusive meaning represented by the
term "and/or".   The words "hereof", "herein", "hereunder", and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. References to "Sections", "Exhibits" and "Schedules" are to Sections, Exhibits and Schedules, respectively, of this Agreement, unless otherwise specifically provided. Terms defined herein may be used in the singular or the plural.

                                   SECTION 2

                                 THE SECURITIES

        2.1      The Senior Subordinated Note.

                 2.1.1 The Loan. Investors severally agree to make a term loan to Company on the Closing Date, upon the terms and conditions of this Agreement, in the principal amount of $7,000,000. The amount of the Loan shall be disbursed to Company on the Closing Date, less any fees and expenses payable by Company pursuant to this Agreement to the extent not otherwise paid by Company. The amount of the Loan shall be deemed received by Company when such amount has been wire transferred in accordance with instructions provided by Company, and each Investor has provided Company with a FedWire identification number with respect to such wire transfer. Investors and Company agree that $5,100,000 is the "issue price" for the Senior Subordinated Notes under Section 1273 of the Code, and to report consistently that amount as the "issue price" of the Senior Subordinated Notes. Investors will provide any independent appraisal of the "issue price" of the Senior Subordinated Notes required by
Section 1273 of the Code or, in connection with GAAP, any required appraisal of the fair market value of the Securities, and in such event the appraisal value shall thereupon be utilized by the Company.

                 2.1.2 Form of Notes. Company's obligation to repay the Loan shall be evidenced by a Senior Subordinated Notes in substantially the form of Exhibit A, in the aggregate principal amount of $7,000,000, registered in the name of Investors.

        2.2      The Common Stock.

                 2.2.1 Issuance of Common Stock. On the Closing Date, in consideration of the purchase by Investors of the Senior Subordinated Notes, Company shall issue to Sagaponack Partners, L.P. 7,304,520 shares of Company's Common Stock which represent in the aggregate 40% of the issued and outstanding shares of Company's Common Stock immediately after issuance of such Common Stock to Sagaponack Partners, L.P. (the "Base Ownership Percentage"). On the Closing Date, Company shall deliver to Sagaponack Partners, L.P. one or more Share Certificates representing the Common Stock issued pursuant to this
Section 2.2.1.

                 2.2.2 Execution of Share Certificates. Share Certificates may be signed on behalf of Company by any Person, including the Transfer Agent, authorized by Company to do so. Any Person who, on the actual date of the execution of a Share Certificate, is authorized by Company to sign the Share Certificate, may sign on Company's behalf even if such Person was not authorized to do so on the Closing Date.

                 2.2.3 Registration. Company and the Transfer Agent may deem and treat the registered Investor of a Share Certificate as the absolute owner for all purposes, notwithstanding any notation of ownership or other writing thereon made by anyone.

                 2.2.4 Exchanges. At the option of any Investor, any Share Certificate issued to such Investor may be exchanged when surrendered at the principal office of Company or the principal office of the Transfer Agent for one or more Share Certificates, as the case may be, representing in the aggregate a shares of Common Stock of a like number and kind in Company by such Investor. Share Certificates surrendered for exchange shall be canceled by Company or Company shall cause the Transfer Agent to cancel such Share Certificates.

                 2.2.5 Mutilated or Missing Share Certificates. If any of the Share Certificates shall be mutilated, lost, stolen or destroyed, Company shall issue, or shall cause the Transfer Agent to issue, in exchange and substitution for and upon cancellation of such Share Certificates, a new Share Certificate representing an equivalent number of shares of Common Stock, but only upon receipt of evidence of such loss, theft or destruction reasonably satisfactory to Company or, if requested by Company, upon receipt of a duly executed indemnification agreement reasonably satisfactory to Company or the Transfer Agent; provided, however, that no Investor shall be required to deliver an indemnity bond.

                 2.2.6 Payment of Expenses and Taxes. Company shall pay all expenses and taxes imposed by law or any governmental agency, including any documentary stamp taxes, attributable to the issuance of Common Stock pursuant hereto; provided, that nothing in this Section 2.2.6 shall make Company liable for any income taxes payable by the Investor and associated with the issuance of the Common Stock pursuant hereto.

                 2.2.7   Securities Law Compliance.        If the issuance of
any of the Common Stock hereunder requires the registration with, or approval of, any governmental authority or requires listing on any national securities exchange or national market system before such Common Stock may be so issued, Company shall at its own expense cause such Common Stock to be duly registered, approved or listed, as the case may be, so that such Common Stock may be issued in accordance with the terms hereof.

                 2.2.8 Adjustment in Base Ownership Percentage. If upon the occurrence of the first Event of Liquidity Company has achieved Cumulative Adjusted EBTDA Per Share not greater than 90% of the Cumulative Adjusted EBTDA Per Share as calculated for such date with respect to the Projections, the Base Ownership Percentage shall be changed to a percentage calculated by (i) determining the percentage by which Cumulative Adjusted EBTDA Per Share was lower than Cumulative Adjusted EBTDA Per Share as shown for such date on the Projections (but not lower than 70% of Cumulative Adjusted EBTDA Per Share as shown for such date on the Projections) and subtracting that percentage from 90%, (ii) dividing such amount by 80%, (iii) adding the result to 100% and (iv) multiplying such result by the Base Ownership Percentage. The resulting percentage shall be the "Adjusted Base

Ownership Percentage". The date upon which the Investor completes this calculation shall be called the "Adjustment Date". Except as provided below, on the Adjustment Date Company shall issue to Sagaponack Partners, L.P. additional shares of Common Stock (the "Adjustment Shares") in an amount that, together with the shares of Common Stock issued to Sagaponack Partners, L.P. on the Closing Date, Sagaponack Partners, L.P. will have been issued shares of Common Stock equal to the Adjusted Base Ownership Percentage. Notwithstanding the foregoing, if the Adjusted Base Ownership Percentage shall at any time equal or exceed 50%, the Adjusted Base Ownership Percentage shall thereafter be 49.999%. The Adjustment Shares shall be issued in the same manner as the shares of Common Stock issued on the Closing Date. Notwithstanding the foregoing, no adjustment shall be made to the Base Ownership Percentage if Company pays all principal of and interest on the Senior Subordinated Notes prior to October 30, 1998 except in the event payment of principal and accrued interest is required as a result of a Stock Offering, Company Sale or acceleration of the Indebtedness pursuant hereto.

        2.3      The Warrants.

                 2.3.1 Issuance of Warrants. On the Closing Date Company shall enter into a Warrant Agreement in the form of Exhibit K and shall issue to Sagaponack Partners, L.P. Warrants in the amounts set forth in the Warrant Agreement upon the terms and conditions set forth in the Warrant Agreement.
The aggregate number of Warrants to be issued to Sagaponack Partners, L.P. on the Closing Date pursuant hereto shall be 2,625,432 (subject to adjustment pursuant to the terms of the Warrant Agreement) which is an amount which, when the Warrants are exercised, will keep the aggregate number of shares of Common Stock plus the shares of Common Stock issuable under the Warrants equal to the Base Ownership Percentage, assuming all options, warrants and convertible securities had been exercised or converted, as the case may be. If on the Adjustment Date an Adjusted Base Ownership Percentage is determined, Company shall issue to Company additional Warrants such that the total number of Warrants issued to the Investor which, when exercised, will keep the aggregate number of shares of Common Stock plus the shares of Common Stock issuable under the Warrants will be equal to the Adjusted Base Ownership Percentage, assuming all options, warrants and convertible securities had been exercised or converted, as the case may be.

        2.4      Transfers.

                 2.4.1 Transfers. After September 21, 1997, either Investor may make one or more Transfers from time to time to any Person provided that such Transfer is made in compliance with the Act and any applicable state securities laws. Company shall cooperate in connection with any such Transfer. Upon any Transfer, the transferee shall, to the extent of such Transfer, be entitled to exercise the rights of the Investor making such Transfer and shall thereafter be deemed an "Investor" under this Agreement.

                 2.4.2 Mechanics of Transfer. Company shall keep at its principal office a register for the registration of any Senior Subordinated Notes as to both principal and stated interest. If any Investor desires to make a Transfer, such Investor shall surrender to Company the Senior Subordinated Note or Notes to be Transferred. Upon such surrender, Company shall promptly issue a new Senior Subordinated Note or Notes to the transferee (and to the transferor as to any portion not Transferred) in the form of Exhibit A in the aggregate principal amount of the Senior Subordinated Note or Notes surrendered. Company shall register the new Senior Subordinated Notes as to both principal and stated interest in the names of the transferees (and the transferor as to any portion not Transferred).

                 2.4.3 Further Assurance. Company shall, from time to time at the request of any Investor, execute and deliver to such Investor or to such party or parties as such Investor may designate, all further instruments as may, in such Investor's opinion be necessary or advisable to give full force and effect to any Transfer and shall provide to such Investor or to such party or parties as such Investor may designate, all such information as such Investor may request.

                 2.4.4 Information. In connection with any Transfer, an Investor may disclose all documents and information which such Investor now has or may hereafter acquire relating to the Loan, the Loan Documents, Company or any of its Affiliated Companies or the Business; provided that the Person to whom such documents and information are disclosed agree to maintain the confidentiality thereof.

        2.5      Interest.

                 2.5.1 Interest Rate. Except as provided in Sections 2.5.3 and 2.7, each Senior Subordinated Note shall bear interest at a per annum rate equal to the Applicable Rate in effect from time to time. Interest on the amount of the Senior Subordinated Notes outstanding from time to time shall be computed on the basis of a 360-day year, actual days elapsed, from the date of disbursement of the Loan until repayment.

                 2.5.2 Interest Payments. The first payment of interest on the outstanding principal amount of the Senior Subordinated Notes shall be due and payable by Company to Investors quarterly in arrears commencing on the date three months after the date hereof and on each subsequent date three months thereafter until the Loan is paid in full. Notwithstanding the foregoing unless Company shall have Excess Cash in respect of any quarter it may give notice to Investor that it wishes to defer the next succeeding interest payment, and upon the making of such request, the amount of interest then accrued and unpaid shall be capitalized and bear interest as if it were a portion of the then outstanding principal amount of the Loan. Each interest payment hereunder shall be paid by wire transfer in immediately available funds.

                 2.5.3 Interest Payment Adjustment. If Company determines that it is required by the laws or regulations of the United States (or any political subdivision or taxing authority thereof or therein) to withhold any portion of any interest payment to any Investor, Company shall immediately give such Investor notice of its intention to withhold (the "Company's Notice"). Within 30 days of receipt of Company's Notice, such Investor, if it is not a corporation, partnership or other entity organized under the laws of the United States or any subdivision thereof or is not otherwise a resident of the United States, may elect, by delivering written notice to Company (the "Investor's Notice"), to have the amount of such payment and all succeeding payments increased by an amount such that the amount paid by Company to such Investor after withholding shall be the same as that which would have been paid had no withholding occurred. The Investors agree (i) to take each reasonable measure necessary to avoid Company's obligation to increase the amount of its payment pursuant to this Section 2.5.3 and (ii) not to transfer, sell or assign one or more of the Senior Subordinated Notes, or any portion thereof, to any Person with respect to which Company would be obligated to increase the amounts of payments pursuant to this Section 2.5.3.

        2.6      Mandatory Repayment.

                 2.6.1 Scheduled Repayments. Company shall repay the original principal amount of the Senior Subordinated Note together with all accrued and unpaid interest thereon on the date five (5) years after the date of this Agreement. Each principal payment hereunder shall be paid by wire transfer in immediately available funds.

                 2.6.2 Mandatory Prepayment. Notwithstanding the provisions of Section 2.6.1, all outstanding principal and interest relating to the Senior Subordinated Notes shall be due and payable as soon as practicable but in no event later than 15 Business Days after (i) the closing of a Stock Offering or
(ii) a Company Sale. In addition, at a time when there exists any Excess Cash, Company shall promptly notify the Investors thereof and shall as soon as practicable, but in no event later than 15 Business Days thereafter, apply not less than 50% of such Excess Cash to the prepayment of then outstanding principal and interest on the Senior Subordinated Notes; provided that prepayments resulting from Excess Cash shall not be required more than once per calendar quarter.

        2.7 Overdue Payments; Business Days. If any principal amount of, or interest on, any Senior Subordinated Notes is not paid when due (whether by acceleration or otherwise), or if any other sum owed to any Investor pursuant to this Agreement or any other Loan Document is not paid when due, then interest shall accrue on such delinquent amount from the date such delinquent amount was due (not giving effect to any grace or cure periods) until paid at a rate of 4% per annum above the rate on the Senior Subordinated Notes in effect at the time of the occurrence of such default in payment, compounded quarterly, or at the maximum rate permitted by law, whichever is less. Whenever any payment of principal or interest on the Senior Subordinated Notes shall be stated to be due, or whenever any date specified herein would otherwise occur, on a day other than a Business Day, such payment shall be made, and such other date shall be deemed to occur, on the next succeeding Business Day. Any such extension of time shall be included in the computation of interest payable.

        2.8      Optional Prepayment.

                 2.8.1 At Any Time. Company may, at its option, prepay all or any portion of the outstanding principal amount of the Senior Subordinated Notes, in multiples of $250,000 or the entire principal amount then outstanding of the Senior Subordinated Notes, upon compliance with the provisions of this
Section 2.8. Upon such prepayment of the Senior Subordinated Notes, Company shall pay to the holders thereof (i) the amount of principal in respect of the Senior Subordinated Notes to be prepaid and (ii) the interest relating to such principal amount which is accrued but unpaid up to and including the date of prepayment, (the amounts described in clauses (i) and (ii) being collectively referred to as the "Prepayment Price"). Such prepayment shall be applied to reduce the principal amounts payable under the Senior Subordinated Notes in the reverse order in which such amounts are due. At least 30 days written notice shall be given to the holders of the Senior Subordinated Notes of the election of Company to prepay the principal amounts, or a permitted portion thereof, of the Senior Subordinated Notes, specifying the amount to be prepaid and the date upon which such prepayment is to be made.

                 2.8.2 Effect of Notice of Prepayment. Once notice of prepayment is mailed, Senior Subordinated Notes called for prepayment shall become due and payable on the prepayment date and at the Prepayment Price. Upon surrender to Company, the Senior Subordinated Notes shall be paid at the Prepayment Price.

        2.9      Registration Rights

                 2.9.1   Demand Registration

                         2.9.1.1  Request for Registration.  If at any time
Company receives from an Investor or its transferee (the "Initiating Investor") a written request that Company effect a registration with respect to an offering of outstanding Registrable Securities, Company shall:

                         (i)      Promptly, but in any event within five
Business Days, give written notice of the proposed Registration to each other Investor and (ii) as soon as practicable, but in any event within 90 days after receipt of the request of the Initiating Investor, effect such Registration of the Registrable Securities of the Initiating Investor together with all or such portion of the Registrable Securities of any other Investor who has given written notice to Company within 20 days after receiving such written notice from Company pursuant to clause (i) above. Such obligation shall include, without limitation, the execution of an undertaking to file post-effective amendments and to effect appropriate registrations or qualifications under applicable blue sky or other state securities laws and appropriate compliance with exemptive regulations issued under the Act and any other governmental requirements or regulations. Company shall have the right, exercisable one time only, to delay the effectiveness of such request of the Initiating Investor until up to 60 days after delivery of the request if the Board of Directors of Company has determined in good faith that such a Registration would be seriously detrimental to Company at such time. No further delays after such 60 days shall be permitted. The Initiating Investor may withdraw the request during such 60 day period, in which event the Initiating Investor shall not be deemed to have made the request. Company shall not be obligated to take any action to effect any Registration pursuant to this Section after the closing of the sale of Registrable Securities resulting from two previous Registrations effected pursuant to requests under this Section 2.9.1.1.

                         2.9.1.2  Underwriting.  If the Initiating Investor
intends to use an underwriter to distribute the Registrable Securities covered by its request, it shall so advise Company in their request and Company shall include such information in its written notice to the other Investors. In such event, the right of any Investor to Registration pursuant to this Subsection shall be conditioned upon such Investor's participation in such underwriting and the inclusion of all or part of such Investor's Registrable Securities in the underwriting, unless otherwise mutually agreed by the Initiating Investor and such Investor. Company shall enter into an underwriting agreement with an underwriter selected by the Initiating Investor, but subject to the approval of Company which shall not be unreasonably withheld. The underwriting agreement may contain provisions regarding indemnification and contribution from Company. Notwithstanding any other provision of this Subsection, if the underwriter advises the Initiating Investor and Company in writing that marketing factors require a limitation of the number of shares to be included in the underwriting, then shares of Common Stock other than Registrable Securities shall first be excluded from such Registration to the extent required by such underwriting limitation. If the underwriter advises the Initiating Investor that after exclusion of Common Stock other than Registrable Securities, any portion of the Registrable Securities need to be excluded from the Registration, then the Initiating Investor shall be entitled, on behalf of all Investors, either (i) to require that the Registration be deferred for such period of time as the Initiating Investor, Company and the underwriter may mutually agree upon, but in no event for more than 90 days from delivery of a written notice of the Initiating Investor to Company requesting such delay or
(ii) to withdraw the Registration request, in which case it shall not count as one of the Investors' two demand Registrations. If any Investor Securities disapproves of the terms of the underwriting, such Investor may elect to withdraw therefrom by written notice to Company, the underwriter and the Initiating Investor delivered at least seven days prior to the effective date of the registration statement. The Registrable Securities so withdrawn also shall be withdrawn from Registration.

                 2.9.2   Incidental Registration.

                         2.9.2.1  If at any time Company proposes to register
any of its securities under the Act, whether or not for sale for its own account, on a form and in a manner which would permit registration of shares of Common Stock for sale to the public under the Securities Act, it will each such time give prompt written notice to the each Investor of its intention to do so, describing such securities and specifying the form and manner and the other relevant facts involved in such proposed registration, and upon the written request of any Investor delivered to Company within 30 days after the giving of any such notice (which request shall specify the shares of Common Stock intended to be disposed of by the Investor and the intended method of disposition thereof), Company will effect the registration under the Securities Act of all Registrable Securities which Company has been so requested to register by the Investor to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Common Stock so to be registered, provided that if, at any time after giving such written notice of its intention to register any of its securities and prior to the effective date of the registration statement filed in connection with such registration, Company shall determine for any reason not to register such securities, Company may, at its election, give written notice of such determination to the Investor and thereupon shall be relieved of its obligation to register any Common Stock in connection with such registration (but not from its obligation to pay the Registration Expenses already incurred in connection therewith as provided in Section 2.9.2.2).

                         2.9.2.2  Company will pay all Registration Expenses in
connection with each Registration of Registrable Securities requested by the Investor pursuant to this Section 2.9. The term "Registration Expenses" shall mean all expenses incident to Company's performance of or compliance with this
Section 2.9 including, without limitation, all registration and filing fees; all fees and expenses of complying with securities or blue sky laws; all printing expenses; the fees and disbursements of counsel for Company and of its independent public accountants, including the expenses of any special audits required by or incident to such performance and compliance; and the reasonable fees and disbursements of one counsel for each Investor, but excluding any allocation of Company personnel or other general overhead expenses of Company or other expenses for the preparation of financial statements or other data normally prepared by Company in the ordinary course of its business, which shall be borne by Company in all cases. Registration Expenses shall not include underwriting discounts and commissions and applicable transfer taxes, if any, payable pro rata with respect to all shares included in the distribution; each Investor shall bear its pro rata portion of such discounts, commissions and taxes.

                 2.9.3   Registration Procedures.

                         (a)  When Company is required to effect the
Registration of any Registrable Securities as provided in this Section 2.9, Company will as expeditiously as possible:

                                  (i)     prepare and (in any event within 60
days after the end of the period within which requests for registration may be delivered to Company) file with the Securities and Exchange Commission (the "Commission") a registration statement on the appropriate form with respect to such Registrable Securities and cause such registration statement to become effective as promptly as practicable;

                                  (ii)    prepare and file with Commission such
amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement until the earlier of: (a) such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller thereof set forth in such registration statement or (b) the expiration of nine months after such registration statement becomes effective;

                                  (iii)   furnish to the seller of such
Registrable Securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents, as the seller may reasonably request;

                                  (iv)  use its best efforts to register or
qualify all Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions within the United States and its territories as the seller shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable the seller to consummate the disposition in such jurisdictions of its covered by such registration statement, except that Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

                                  (v)  furnish to the seller of Registrable
Securities a signed counterpart, addressed to the seller, of (A) an opinion of counsel for Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), and (B) a "cold comfort" letter signed by the independent public accountants who have certified Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and its accountants' letters delivered to underwriters in underwritten public offerings of securities and, in the case of the accountants' letter, such other financial matters, as the seller or any Investor may reasonably request;

                                  (vi)  immediately notify the seller of
Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of the seller prepare and furnish to the seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

                                  (vii)  otherwise use its best efforts to
comply with all applicable rules and regulations of the Commission, and make available to its securities holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first month of the first fiscal quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

                         (b)  If Company at any time proposes to register any
of its securities under the Securities Act whether or not for sale for its own account as contemplated by Section 2.9.2, and such securities are to be distributed by or through one or more underwriters, Company shall, if requested by the Investor who requests incidental registration of Registrable Securities in connection therewith pursuant to Section 2.9.2, arrange for such underwriters to include such Registrable Securities among those securities to be distributed by or through such underwriters; provided, however that if the underwriters shall determine as provided in Section 2.9.2, that the inclusion of all or a specified portion of such Registrable Securities would adversely affect such offering, the Investor requesting incidental registration shall have its Registrable Securities excluded from such underwritten offering on a pro rata basis with Company's securities. The Investor on whose behalf such Registrable Securities are to be distributed by such underwriters shall be a party to any such underwriting agreement and the representations and warranties by, and the other agreements on the part of, Company to and for the benefit of such underwriters, shall also be made to and for the benefit of Investor.

                         (c)      If the Investor has requested inclusion of
Registrable Securities in an underwritten offering, such units may be excluded if all of the following conditions are met:

                                  (i)  the managing underwriter shall have
determined (and shall have advised the Investor in writing) that, in its opinion, the registration and distribution of all or a specified portion of the Common Stock as part of the proposed distribution of securities by the underwriters will materially and adversely affect the distribution of such securities (such opinion to state the specific reasons therefore);

                                  (ii)  Company and the underwriters shall have
first excluded from the proposed offering any securities offered by officers, directors or holders of securities other than the Investors and

                                  (iii)  Company and the underwriters shall
exclude from the proposed offering on a pro-rata basis any securities offered by Company.

                 2.9.4   Preparation; Reasonable Investigation.

                         In connection with the preparation and filing of each
registration statement registering Common Stock under the Securities Act, Company will give the Investor on whose behalf such units are to be registered and its underwriter, if any, and its counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such Investor and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

                 2.9.5   Indemnification.

                 (a) In the event of any registration of any securities of Company under the Securities Act pursuant to Section 2.9, Company will, and hereby does, indemnify and hold harmless each Investor selling any Registrable Securities covered by such registration statement, its directors and officers, and each other Person, if any, who controls such Investor within the meaning or the Securities Act, against any losses, claims, damages, liabilities and expenses (including reasonable legal fees and expenses and costs of investigation), joint or several, to which such Investor or any such director or officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, or any document incorporated by reference therein or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and Company will reimburse such Investor, and each such director, officer, and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding.

                 (b)     If the indemnification provided for in this Section
2.9.4 is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities, expenses or action in respect thereof referred to herein, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities, expenses or actions in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand, and the indemnified party on the other, in connection with the statement or omissions which resulted in such losses, claims, damages, liabilities, expenses or actions as well as any other relevant equitable considerations, including the failure to give the notice required hereunder. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Company and the Investors agree that it would not be just and equitable if contributions pursuant to this Section were determined by pro rata allocation or by any other method of allocation which did not take account of the equitable considerations referred to above. The amount paid or payable to an indemnified party as a result of the losses, claims, damages, liabilities or action in respect thereof, referred to above, shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the contribution provisions of this Section, in no event shall the amount contributed by any seller of shares exceed the aggregate net offering proceeds received by such seller from the sale of such shares. No Person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

                 (c) Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 2.9.4, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 2.9.4. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof; provided, however, that if the indemnified party or parties reasonably determine that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties in conducting the defense of such action or proceeding or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, then counsel for the indemnified party or parties shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the indemnified party or parties (and the indemnifying party or parties shall bear the reasonable legal and other expenses incurred in connection therewith). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a full and final release from all liability in respect to such claim or litigation.

                 (e) Indemnification similar to that specified in the preceding subdivisions of this Section 2.4 (with appropriate modifications) shall be given by Company and each seller of Registrable Securities with respect to any required registration or other qualification of such shares of Common Stock under any federal or state law or regulation of governmental authority other than the Securities Act.

        2.10     Issuance of Adjustment Warrants.

                 If on a Warrant Adjustment Date there shall exist a Projection Deficit, Company shall issue to the Investors, warrants to purchase a number of shares of Common Stock (the "Adjustment Warrants") equal to the number determined by (i) determining for each whole or partial fiscal quarter prior to the Warrant Adjustment Date the amount (the "Net Adjustment Amount") equal to 25% (prorated for a period that is less than a fiscal quarter) of the product of the Net Adjustment Percentage times the Warrant Adjustment Amount, (ii) increasing the amount of each Net Adjustment Amount from the end of each such fiscal quarter through the Warrant Adjustment Date by an amount per annum, compounded quarterly, equal to the Deficit Adjustment Factor times the Net Adjustment Amount (such increased amount to be the "Increased Net Adjustment Amount") (iii) adding together the Increased Net Adjustment Amounts for each whole or partial fiscal quarter prior to the Warrant Adjustment Date and (iv) dividing that amount by the Fair Market Value. Exhibit M is an example of the number of Adjustment Warrants to be issued pursuant to the preceding formula. Adjustment Warrants issued pursuant to this Section 2.10 shall be issued on the Warrant Adjustment Date in the same manner and in the same percentage (as between the Investors) as the Warrants issued pursuant to Section 2.3, except that the exercise price for the Adjustment Warrants shall be $0.001 per share and the Adjustment Warrants shall be exercisable at any time after issuance.


                                   SECTION 3

                         REPRESENTATIONS AND WARRANTIES

        3.1      Representations and Warranties of Investors.

                 Each Investor represents and warrants to Company with respect to its Securities purchase that:

                 3.1.1 Investment. The Securities are being acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the distribution of any part thereof.

                 3.1.2 Sophistication. Such Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of Investor's investment in the Securities; such Investor has the ability to bear the economic risks of such investment; such Investor has the capacity to protect such Investor's own interests in connection with the transactions contemplated by this Agreement; and Investor has had an opportunity to obtain such financial and other information from Company as Investor deems necessary or appropriate in connection with evaluating the merits of the investment in the Securities; provided, however, that none of such Investor's representations hereunder are intended in any way to limit the scope or applicability of Company's representations and warranties in this Agreement, the truth, accuracy and completeness of which such Investor has relied upon in its investment in the Securities.

                 3.1.3 Legal Status; Qualification. Each Investor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Investor is duly qualified or licensed to do business and in good standing as a foreign corporation in all jurisdictions in which such qualification or licensing is required.

                 3.1.4 No Violation. The execution, delivery and performance by each Investor of the Loan Documents to which it may be a party: (a) do not conflict with its articles or certificate of incorporation or bylaws and (b) do not violate any provision of any law, rule, regulation or ordinance, or any order or ruling of any court or governmental entity.

                 3.1.5 Corporate Power and Authority; Governmental or Other Consents. Each Investor has the requisite corporate power and authority to execute, deliver and perform its obligations under the Loan Documents to which it is a party. No governmental or other consents, approvals, authorizations, registrations, declarations or filings are required for the execution, delivery and performance of the Loan Documents.

                 3.1.6 Due Authorization; Validity; Enforceability. The Loan Documents have been duly authorized, executed and delivered, and constitute legal, valid and binding obligations of such Investor enforceable in accordance with their respective terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general principles of equity (whether considered in an action at law or in equity).

                 3.1.7 Truth and Accuracy of Information. None of the documents, instruments and other information furnished to Company by an Investor contains any untrue statement of a material fact or omits to state any material fact necessary in order to make any statements made therein not misleading. No representation, warranty or statement made by an Investor in the Loan Documents contains any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make any statements made therein not misleading.

        3.2      Representations and Warranties of Company.

                 On and as of the Closing Date, Company represents and warrants to Investors, which representations and warranties shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, notwithstanding any investigation made by Investors, and shall continue in full force and effect until the full and final payment, and satisfaction and discharge, of all Obligations of Company to Investors, that, giving effect to the consummation of the transactions contemplated hereunder and under the other Material Agreements (including without limitation the Acquisition):

                 3.2.1 Legal Status; Qualification. The authorized capitalization and all outstanding shares of capital stock and options, warrants and similar rights to subscribe to or purchase capital stock of Company and its Affiliated Companies and all registrations rights and similar rights are set forth on Exhibit B. Company and each of its Affiliated Companies is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Company and each of its Affiliated Companies are duly qualified or licensed to do business and in good standing as a foreign corporation in all jurisdictions in which such qualification or licensing is required.

                 3.2.2 No Violation. Except as set forth on Schedule 3.2.2, the execution, delivery and performance by Company and each of its Affiliated Companies of the Loan Documents and any of the other Material Agreements to which it may be a party, and any other instruments or documents it executed and delivered hereunder: (a) do not conflict with its articles or certificate of incorporation or bylaws, (b) do not violate any provision of any law, rule, regulation or ordinance, or any order or ruling of any court or governmental entity and (c) do not result in a breach of or constitute a default (or an event which with the passage of time or giving of notice, or both, would constitute a default) under, or cause or permit the acceleration of the maturity of or give rise to any right of termination, cancellation, imposition of fees or penalties under, any contract, obligation, debt, note, bond, lease, mortgage, license, indenture or other instrument to which Company or any of its Affiliated Companies is a party or by which Company or any of its Affiliated Companies, or any of their respective properties or assets, may be bound.

                 3.2.3 Corporate Power and Authority; Governmental or Other Consents. Company and its Affiliated Companies have all requisite corporate power and authority to carry on their business as presently conducted and as proposed to be conducted in the Business Plan, and to own, lease, sell or operate their properties. Company and its Affiliated Companies have the requisite corporate power and authority to execute, deliver and perform their obligations under the Loan Documents and any of the Material Agreements to which they are a party, and any other instruments or documents executed and delivered by them hereunder. No governmental or other consents, approvals, authorizations, registrations, declarations or filings are required for the execution, delivery and performance of the Material Agreements by Company and its Affiliated Companies. Neither Company nor any of its Affiliated Companies is subject to any law, rule or regulation restricting in any way its ability to incur indebtedness or to issue shares of its capital stock or rights to acquire such shares.

                 3.2.4 Due Authorization; Validity; Enforceability. The Material Agreements and all other instruments or documents executed by Company or any of its Affiliated Companies, as the case may be, in connection with the Material Agreements have been duly authorized, executed and delivered, and constitute legal, valid and binding obligations of Company or such Affiliated Company, as the case may be, enforceable in accordance with their respective terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general principles of equity (whether considered in an action at law or in equity).

                 3.2.5 Ownership of Assets. Except as set forth on Schedule 3.2.5, Company and each of its Affiliated Companies (i) is the true and lawful owner or has the lawful right to use all of the assets used in its business and
(ii) has good and marketable title (and with respect to real property, fee simple title, and with respect to leased property, a leasehold interest in accordance with the terms of the lease relating to such property) to its interest in such assets free and clear of all claims, Liens, title defects and objections, easements, equities, rights of way, covenants, restrictions, security interests or other encumbrances other than Liens securing Senior Debt, Liens permitted to exist pursuant to Section 6.5, and involuntary Liens arising in the ordinary course of business and securing sums not yet due.

                 3.2.6 Financial Statements. Company has delivered to Investors true and complete copies of the Financial Statements, attached as Exhibit C. The Financial Statements present fairly the consolidated financial condition and results of operations of Company and its Affiliated Companies, disclose all liabilities of Company and its Affiliated Companies that are required to be reflected or reserved against under GAAP, whether liquidated or unliquidated, fixed, contingent or inchoate, and have been prepared in accordance with GAAP, except that the unaudited Financial Statements prepared as of, and for the period ending on, March 31, 1997 (the "Balance Sheet Date") do not have footnotes and are subject to normal year end adjustments which, individually and in the aggregate, are not material.

                 3.2.7 Absence of Undisclosed Liabilities. Neither Company nor any of its Affiliated Companies has any Liabilities except (i) Liabilities that are fully reflected or reserved against in the Financial Statements, which reserves are appropriate and reasonable or (ii) Liabilities incurred in the ordinary course of business since the Balance Sheet Date.

                 3.2.8 Truth and Accuracy of Information. None of the documents, instruments and other information furnished to Investors by Company, including without limitation the Business Plan, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make any statements made therein not misleading. No representation, warranty or statement made by Company in the Loan Documents or the other Material Agreements, or in any document, certificate, exhibit or schedule attached to any of the Loan Documents or the other Material Agreements, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make any statements made therein not misleading. There is no fact which materially and adversely affects the condition (financial or otherwise), results of operations, business, properties or prospects of Company or any of its Affiliated Companies and which has not been disclosed in the documents provided to Investors. The projections were prepared in good faith, there is a reasonable basis for such Projections, and such Projections represent Company's best estimate of the future performance of Company and its Affiliated Companies.

                 3.2.9   Absence of Certain Changes.  Except as set forth in
Schedule 3.2.9, since the Balance Sheet Date, neither Company nor any of its Affiliated Companies has:

                         (a)      suffered any material adverse change in its
financial condition, working capital, assets, Liabilities, earnings, reserves, business, operations or prospects;

                         (b)      suffered any loss, damage, destruction or
other casualty materially and adversely affecting any of its properties, assets or business (whether or not covered by insurance);

                         (c)      borrowed or agreed to borrow any funds;

                         (d)      sold, transferred, assigned or otherwise
disposed of any of its property or assets in excess individually of $10,000 or permitted, or allowed, any of its property or assets to be subjected to any Lien or restriction of any kind, except for properties and assets sold or encumbered since the Balance Sheet Date in the ordinary course of business and consistent with past practice;

                         (e)      declared, paid or set aside for payment any
dividend or other distribution in respect of its capital stock or other securities or equity interests or, directly or indirectly, redeemed, purchased or otherwise acquired any shares of its capital stock or other securities or equity interests or

                         (f)      made any change in any method of accounting
or accounting practice or any change in depreciation or amortization policies or rates theretofore adopted.

                 3.2.10 Regulatory Compliance. Company and its Affiliated Companies possess all permits and other authorizations from federal, foreign, state and local governmental authorities required by applicable provisions of law, including state and federal securities laws and regulations, to permit them to operate the Business.

                 3.2.11 Litigation. Except as set forth in Schedule 3.2.11, there is no (a) legal, administrative, arbitration or other proceeding, suit, claim or action of any nature, or investigation, pending or threatened against Company or any of its Affiliated Companies, whether at law or in equity, or before or by any arbitrator or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality; or (b) judgment, decree, injunction or order of any court, governmental department, commission, agency, instrumentality or arbitrator against Company or any of its Affiliated Companies.

                 3.2.12 Taxes. Company and each of its Affiliated Companies has duly and timely filed all federal, state, local and foreign tax reports and returns required to be filed on or before the Closing Date with respect to all federal, state, local and foreign taxes, including, but not limited to, all income, property, and sales and use taxes. All taxes and other related charges due or claimed to be due from Company or any of its Affiliated Companies by federal, state, local or foreign taxing authorities have been paid. The federal income tax returns of Company or of any of its Affiliated Companies have not been examined in the past five years. All deficiencies and assessments resulting from examination of federal, state, local and foreign income tax returns have been paid. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state, local or foreign income tax return or report for any period. Neither Company nor any of its Affiliated Companies is a "consenting corporation" within the meaning of Section 341(f)(1) of the Code. There are no pending assessments or adjustments of taxes payable with respect to any year for Company or any of its Affiliated Companies. Neither Company nor any of its Affiliated Companies has any liability for taxes of any kind in connection with the operation of the Business prior to the Acquisition except as specifically described on Schedule 3.2.12.

                 3.2.13 Insurance. There has been maintained for Company and each of its Affiliated Companies insurance in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning or leasing similar properties. All such policies are in full force and effect, and all premiums with respect thereto are currently paid. A complete list of all such policies is contained in Schedule 3.2.13.

                 3.2.14 Debt Instruments. Schedule 3.2.14 contains a complete list of all loan agreements, promissory notes, letters of credit, security agreements or other financing documents to which Company or any of its Affiliated Companies is a party or by which Company or any of its Affiliated Companies or any of their properties or assets (including, without limitation, equipment subject to any equipment lease), is bound which individually involve an obligation of $25,000 or more (the "Debt Instruments"), together with a description of the term and amount owing in respect thereof. Except as set forth in Schedule 3.2.14, there are no existing defaults by Company or any of its Affiliated Companies any other obligor under or party to any such Debt Instrument, and no event has occurred which (whether with notice, lapse of time, or both, or the happening or occurrence of any other event) would constitute a default by Company or any of its Affiliated Companies.

                 3.2.15  Benefit Plans.  Except as set forth in Schedule
3.2.15:

                         (a)      neither Company nor any of its Affiliated
Companies maintains or contributes to any "employee pension benefit plan", as such term is defined in Section 3(2) of ERISA; and each such plan set forth in
Schedule 3.2.15 ("Pension Plan") is in substantial compliance with the applicable provisions of ERISA, the Code, and all other law. Complete copies of all Pension Plans and all summary plan descriptions of Pension Plans, as in effect on the date hereof, have been delivered to Investor;

                         (b)      no Pension Plan, fiduciary thereof or trust
created thereunder has engaged in a transaction that might reasonably be expected to subject Company or any of its Affiliated Companies, directly or indirectly, to any tax on prohibited transactions imposed by Section 4975 of the Code or to any civil penalty imposed by Section 502 of ERISA;

                         (c)      neither Company nor any of its Affiliated
Companies maintains or contributes to any "employee welfare benefit plan", as such term is defined in Section 3(1) of ERISA; and each such plan set forth in
Schedule 3.2.15 ("Welfare Plan") is in substantial compliance with the applicable provisions of ERISA, the Code, and all other law. Complete copies of all Welfare Plans, and all summary plan descriptions of Welfare Plans, as in effect on the date hereof, have been provided to Investor;

                         (d)      neither Company nor any of its Affiliated
Companies maintains or contributes to any bonus, incentive compensation, stock option, stock purchase, or other fringe benefit plan or program, whether or not reflected in a written document;

                         (e)      there are no claims, pending or threatened,
involving any Pension Plan, Welfare Plan or plan or program described in paragraph (d) of this Section 3.2.15 (including, for purposes of this paragraph, any Plan or any plan or program described in paragraph (d) of this
Section 3.2.15 maintained or contributed to by Company or any of its Affiliated Companies within 6 years prior to the Closing Date), by any employee or former employee (or beneficiary thereof) of Company or any of its Affiliated Companies or current or former ERISA Affiliates (other than claims for benefits), and there is no reasonable basis upon which to anticipate any such claim;

                         (f)      no Pension Plan has (i) incurred an
"accumulated funding deficiency" (within the meaning of Section 412(a) of the Code), whether or not waived; (ii) been a plan with respect to which a Reportable Event has occurred within six years prior to the Closing Date; or
(iii) been a plan with respect to which any termination liability to the PBGC has been or is expected to be incurred or with respect to which there exist conditions or events that have occurred presenting a risk of termination by the PBGC; and

                         (g) neither Company nor any of its Affiliated
Companies or current or former ERISA Affiliates: (i) has, since September 26, 1980, incurred a partial or complete withdrawal from a "multiemployer plan" within the meaning of Section 3(37) of ERISA to which Company or any of its Affiliated Companies has been obligated to contribute ("Multiemployer Plan") which resulted in the imposition of withdrawal liability under the Multiemployer Pension Plan Amendments Act of 1980, as amended, that has not been assessed and paid in full on the date hereof, or which could result in the imposition of withdrawal liability under such act; or (ii) participates in any Multiemployer Plan with respect to which Company or any of its Affiliated Companies or ERISA Affiliates would have withdrawal liability in the event of a complete withdrawal on the Closing Date.

                 3.2.16 Certain Contracts and Commitments. Except as set forth in Schedule 3.2.16:

                         (a)      neither Company nor any of its Affiliated
Companies has any collective bargaining or union contracts or agreements;

                         (b)      neither Company nor any of its Affiliated
Companies has entered into any written agreement restricting it from carrying on its business within the United States or any subdivision thereof;

                         (c)      neither Company nor any of its Affiliated
Companies is a party to any "safe harbor lease" as defined in Section 168(f)(8) of the Internal Revenue Code of 1954 as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982 and

                         (d)      neither Company nor any of its Affiliated
Companies is in default on any Indebtedness, or on any material lease, commitment, contract, instrument or obligation by which it or its properties or assets is bound.

                 3.2.17  Labor Matters.  Except to the extent set forth in
Schedule 3.2.17: (a) Company and each of its Affiliated Companies is and has been in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, any such laws respecting employment discrimination, occupational safety and health, and unfair labor practices; (b) there is no unfair labor practice complaint against Company or any of its Affiliated Companies pending or threatened before the National Labor Relations Board or any comparable state, local or foreign agency; (c) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or directly affecting Company or any of its Affiliated Companies; (d) no union representation question exists or no union organization effort is underway, respecting the employees of Company or any of its Affiliated Companies; (e) no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending and no claims therefor exist; (f) no collective bargaining agreement which is binding on Company or any of its Affiliated Companies restricts it from relocating or closing any of its operations; (g) neither Company nor any of its Affiliated Companies has experienced any material work stoppage in the last 18 months; (h) neither Company nor any of its Affiliated Companies is delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to the Closing Date or amounts required to be reimbursed to such employees or (i) upon termination of the employment of any of the employees of Company or any of its Affiliated Companies after the Closing Date, neither Company nor any of its Affiliated Companies will be liable to any of its employees for severance pay.

                 3.2.18 Compliance with Law. Company and each of its Affiliated Companies is in compliance with all laws, regulations and orders applicable to the Business, including, without limitation, applicable building, zoning or health laws, ordinances and regulations. Neither Company nor any of its Affiliated Companies has received any notification that it is in violation of any such laws, regulations or orders and neither Company nor any of its Affiliated Companies nor any employee thereof (while acting in such capacity), has made any payment to any Person, which payment violates any statute or law.

                 3.2.19  Hazardous Material

                         (a)      Except as set forth in Schedule 3.2.19:

                                  (i)     neither Company nor any of its
Affiliated Companies has caused, is causing or threatens to cause any disposals or releases of any Hazardous Material on or under any properties which it owns, leases or operates, and no such disposals or releases occurred prior to Company or any of its Affiliated Companies having taken title to (or possession or operation of) any of such properties; and no such disposals or releases are migrating or have migrated off of such properties either in subsurface soils or in groundwater;

                                  (ii)    neither Company nor any of its
Affiliated Companies has either (A) arranged for the disposal or treatment of Hazardous Material at any facility owned or operated by another Person or (B) accepted any Hazardous Material for transport to disposal or treatment facilities or other sites selected by Company or any of its Affiliated Companies from which facilities or sites there has been a release or there is a release or threatened release of a Hazardous Material;

                                  (iii)   Company does not have any actual
knowledge of, or any reason to believe or suspect, that any release or threatened release of any Hazardous Material originating from a property other than those owned, leased or operated by Company or any of its Affiliated Companies has come to be (or may come to be) located on or under properties owned, leased, occupied or operated by Company or any of its Affiliated Companies;

                                  (iv)    none of the properties of Company or
any of its Affiliated Companies is in material violation of any federal, state or local law, ordinance or regulation relating to industrial hygiene, anti-pollution or to the environmental conditions on, under or about such properties, including, but not limited to, soil and ground water condition and

                                  (v)     there has been no litigation or any
other actions, claims, demands or requests for information brought or threatened against Company or any of its Affiliated Companies, or any settlement reached by Company or any of its Affiliated Companies with, any party or parties alleging the presence, disposal, release or threatened release of any Hazardous Material on, from or under any of such properties.

                         (b)      For purposes of this Agreement, the terms
"disposal" and "release" shall have the definitions assigned thereto by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., as amended ("CERCLA").

                 3.2.20 No Subordination. Except as set forth in Schedule 3.2.20, there is no agreement, indenture, contract or instrument to which Company or any of its Affiliated Companies is a party or by which it may be bound that requires the subordination in right of payment of any of the Obligations to the repayment of any other obligation of Company.

                 3.2.21 Solvency. Company and each of its Affiliated Companies is Solvent after giving effect to, the transactions contemplated by the Material Agreements and the Acquisition Agreement. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by the Material Agreements and the Acquisition Agreement with the intent to hinder, delay or defraud either present or future creditors of Company or any of its Affiliated Companies.

                 3.2.22 Regulations G, U, T and X. Neither Company nor any of its Affiliated Companies is engaged in the business of extending credit for the purposes of purchasing or carrying margin stock (as defined, from time to time, in Regulations G and U promulgated by the Board). No part of the proceeds of the Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute the Loan a "purpose credit" within the meanings of Regulations G, U, T or X of the Board.

                 3.2.23 Investment Company Act. Neither Company nor any of its Affiliated Companies is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                 3.2.24 Foreign Investment in Real Property Tax Act. Neither Company nor any of its Affiliated Companies is now or ever has been a United States real property holding corporation, as defined in Section 897(c)(2) of the Code and Section 1.897-2(b) of the regulations promulgated thereunder.

                 3.2.25 Foreign Corrupt Practices Act. Neither Company nor any of its Affiliated Companies has made, offered or agreed to offer anything of value to any government official, political party, candidate for political office or any person that Company or any of its Affiliated Companies knows or has reason to know will offer anything of value to any government official, political party or candidate for political office, nor has it taken any action which would cause it to be in violation of any law of any foreign jurisdiction or the United States of America, including the Foreign Corrupt Practices Act of 1977, as amended. There is not now nor has there ever been any employment of, or beneficial ownership of Company or any of its Affiliated Companies by, any foreign governmental or political official.

                 3.2.26 Valid Issuance. All of the outstanding capital stock of Company and each of its Affiliated Companies has been duly authorized, validly issued, is fully paid and non-assessable, and has been issued in compliance with the Act and all applicable state securities laws.

                 3.2.27 Acquisition Agreement. Company has delivered to Investor a true, correct and complete copy of the Acquisition Agreement (including without limitation all exhibits and schedules thereto) as in effect on and as of the Closing Date; there are no other agreements or instruments between the parties thereto pertaining to the Acquisition. To the best knowledge of Company and its management, each of the representations and warranties made by Seller in the Acquisition Agreement is true, correct and complete as of the Closing Date and all such representations and warranties are incorporated herein by this reference mutatis mutandis as if fully set forth herein and are hereby confirmed by Company for the benefit of Investors as of the Closing Date. As of the Closing Date, (i) all of the conditions precedent to the consummation of the Acquisition, as contemplated by the Acquisition Agreement, have been satisfied, (ii) none of such conditions has been waived and (iii) all of the covenants therein to be performed or observed by the parties thereto prior to the Closing Date have been so performed or observed. Company hereby assigns to Investor each and every one of Company's rights under the Acquisition Agreement, including without limitation the right to proceed directly against Seller in Investors' name and Company's name to enforce Company's rights under the Acquisition Agreement against Seller or any third party. Seller has acknowledged that Company has assigned all of its rights under the Acquisition Agreement to Investor and a copy of such assignment is attached hereto as Exhibit J.

                 3.2.28  Employment Agreements.  Except as set forth on
Schedule 3.2.28, neither Company nor any of its Affiliated Companies has any employment or consulting agreement or understanding with respect to any Person other than the arrangements referred to in Sections 4.8, 8.3 and 6.10.

                 3.2.29 Projections. Attached hereto as Schedule 3.2.29 are projections as to the consolidated and consolidating financial performance of Company and each of its Affiliated Companies from the Closing Date (after giving effect to the transactions contemplated by the Material Agreements and the Acquisition Agreement) through the fifth anniversary of the

Closing Date, which projections have been certified by each of Joseph L. Christoffel, Ronald G. Crane and Dan Cook, as being their good-faith best estimate of the financial performance of Company and each Affiliated Company, during such period.

                 3.2.30 Deposit Accounts. Schedule 3.2.30 is a complete list of all deposit or other accounts with a current balance in excess of $5,000 maintained with banks and financial institutions by Company and each Affiliated Company, other than Ustman. Except as set forth on Schedule 3.2.30, Company has notified the institution where each such account is maintained of the existence of a security interest therein in favor of the Investors.


                                   SECTION 4

                              CONDITIONS PRECEDENT

                 The obligation of Investor to make the Loan is subject to the fulfillment of all of the following conditions prior to, or contemporaneously with, the disbursement of the Loan:

        4.1      Legal Matters.

                 All legal matters incidental to the making of the Loan shall be satisfactory to Investors.

        4.2      Representations and Warranties.

                 The representations and warranties of Company contained herein shall be true and correct in all material respects on and as of the Closing Date, with the same effect as though made on and as of the Closing Date; and as of the Closing Date, no Event of Default or Potential Default shall have occurred and be continuing and no Event of Default or Potential Default shall occur upon the consummation of the transactions contemplated by the Material Agreements, except as set forth on Schedule 4.2. Investor shall have received a certificate of an officer of Company certifying the provisions of this
Section 4.2.

        4.3      Executed Documents.

                 Company shall have delivered, or shall have caused to be delivered, to Investors, the following documents, duly executed by all parties thereto:

                         (a)      this Agreement;

                         (b)      Senior Subordinated Notes in the principal
amount of the Loan;

                         (c)      the Pledge Agreement and each together with
the shares of stock of each of Company's Subsidiaries, with stock powers attached or endorsed to the Investors and each Security Agreement, together with a file-stamped copy of each appropriate UCC-1 duly executed by each party to a Security Agreement and such other evidences of the security interest and created thereby as Investors may reasonably request in order to create a prior perfected first Lien in all of such parties assets;

                         (d)      the Warrant Agreement;

                         (e)      the Share Certificates;

                         (f)      an opinion of counsel for Company in
substantially the form of Exhibit D;

                         (g)      the Acquisition Agreement and all other
agreements and instruments not otherwise required to be furnished pursuant to this Section 4.3, relating to any debt or equity investment in Company or any of its Affiliated Companies in connection with the transactions contemplated by the Material Agreements;

                         (h)      a letter from Company to the Investors
undertaking to pay certain fees to the Investors under certain circumstances;

                         (i)      the Shareholders Agreement; and

                         (j)      the Company Agreement.

        4.4      Certified Documents, Etc.

                 Company shall have delivered, or shall have caused to be delivered, to Investors copies of the following documents, duly certified, or the following certificates, as applicable:

                         (a)      resolutions of the board of directors of
Company and each Affiliated Company of Company which is a party to any of the Material Agreements authorizing (1) the execution, delivery and performance of the Material Agreements, (2) the consummation of the transactions contemplated by the Material Agreements, and (3) all other actions to be taken by Company or such Affiliated Company, as the case may be, in connection with the Material Agreements;

                         (b)      certificates, signed by the Secretary or an
Assistant Secretary of Company and each Affiliated Company of Company which is a party to any of the Material Agreements, dated as of the Closing Date, as to the incumbency, and containing the specimen signature or signatures, of the Person or Persons authorized to execute the Material

Agreements on behalf of Company or such Affiliated Company, as the case may be, together with evidence of the incumbency of such Secretary or Assistant Secretary;

                         (c)      the certificates or articles of incorporation
of Company and each Affiliated Company of Company which is a party to any of the Material Agreements, certified as of a recent date by the Secretary of State of the state under the laws of which such Person is incorporated, and copies of the bylaws of Company and each Affiliated Company of Company which is a party to any of the Material Agreements, each certified as of the Closing Date by the Secretary or an Assistant Secretary of Company or such Affiliated Company, as the case may be; and

                         (d)      a certificate of status or good standing of
Company and each Affiliated Company of Company which is a party to any of the Material Agreements, from the Secretary of State of the state under the laws of which such Person is incorporated, and of each state or other jurisdiction in which Company or such Affiliated Company is qualified to do business, dated as of a recent date.

        4.5      Insurance.

                 Company shall have furnished evidence satisfactory to Investors that Company and its Affiliated Companies maintain the insurance required by Section 5.5.

        4.6      Other Acts, Conditions, Etc.

                 All acts, conditions and things (including, without limitation, the obtaining of any necessary regulatory approvals and the making of any required filings, recordings or registrations) required to be done and performed and to have happened precedent to the execution, delivery and performance of the Material Agreements and the Acquisition Agreement and to constitute the same legal, valid and binding obligations of the parties thereto, enforceable in accordance with their respective terms, shall have been done and performed and shall have happened in due and strict compliance with all applicable laws; the transactions contemplated by the Acquisition Agreement and the Credit Agreement shall be ready in all respects to be consummated simultaneously with the consummation of the transactions contemplated hereby and by the other Material Agreements.

        4.7      Documents in Satisfactory Form.

                 All documentation, including, without limitation, documentation for corporate and legal proceedings, and all instruments in connection with the transactions contemplated by the Material Agreements and the Acquisition Agreement and all documents executed and delivered in connection with the Material Agreements and the Acquisition Agreement shall be reasonably satisfactory in form and substance to Investor (including without limitation all disclosure schedules prepared in connection with the Material Agreements and the Acquisition

Agreement), and Investors shall have received all further information and documents which Investors may reasonably have requested, such documents where appropriate to be certified by proper authorities and corporate officials and parties.

        4.8      Transaction Fee.

                 Company shall have paid to Management a transaction fee of $210,000 and the first quarterly installment of the annual fee referred to in the final sentence of Section 8.3.

        4.9      Pro Forma Balance Sheet.

                 Investor shall have received and be satisfied with (i) the Financial Statements and (ii) pro forma balance sheet of Company and each of its Affiliated Companies (consolidated and consolidating) at January 31, 1997, which pro forma balance sheet shall: (a) reflect the effect on Company and each of its Affiliated Companies of the transactions contemplated by the Material Agreements and the Acquisition Agreement; (b) contain a certificate of Company and each of its Affiliated Companies, executed on its behalf by the chief financial officer of Company or such Affiliated Company, as the case may be, to the effect that the pro forma balance sheet reflects such chief financial officer's good-faith best estimate as to the financial position of Company or such Affiliated Company, as the case may be, at January 31, 1997, after giving effect to the transactions contemplated by the Material Agreements and the Acquisition Agreement; and (c) be in form and substance acceptable to Investors.

        4.10     Solvency.

                 Company shall have furnished evidence satisfactory to Investors that, after giving effect to the transactions contemplated by the Material Agreements, Company will be Solvent. Such evidence shall include the items referred to in Sections 4.9 and 4.10 accompanied by an officer's certificate substantially in the form of Exhibit E.

        4.11     Fees and Disbursements of Counsel.

                 Heller Ehrman White & McAuliffe, counsel to Investors, shall have received payment from Company as provided in Section 8.3.

        4.12     California Permit.

                 Company shall have obtained (and delivered to Investor a copy of) a permit issued by the California Department of Corporations qualifying the offer and sale by Company of the Senior Subordinated Note and the securities issued and issuable under the Warrant Agreement, respectively, under the California Corporate Securities Law of 1968, as amended.

        4.13     Waiver of Demand Rights.

                 On or before the Closing Date, Ronald G. Crane and Joseph L. Christoffel shall have executed and delivered to Company a waiver of their demand registration rights in the form of Exhibit L.

                                   SECTION 5

                             AFFIRMATIVE COVENANTS

                 Company covenants that so long as any of the Obligations of Company to any Investor hereunder or under any of the other Loan Documents remains outstanding, and until final payment in full of the Senior Subordinated Notes, Company shall, and shall cause each of Company's Affiliated Companies to:

        5.1      Punctual Payments.

                 Pay when due: (a) the interest, principal and premium (if any) on the Senior Subordinated Notes, at the times and place and in the manner specified therein and (b) any fees or other liabilities due hereunder at the times and place and in the manner specified herein.

        5.2      Accounting Records.

                 Maintain adequate books and records in accordance with GAAP, and permit any representative of any Investor, at any reasonable time, to inspect, copy, audit and examine such books and records and inspect the properties of Company and its Affiliated Companies, all at the expense of Company.

        5.3      Reporting Requirements.

                 Provide Investors all of the following:

                         (a)      as soon as available and in any event within
30 days after the end of each month, consolidated balance sheets of Company and its Affiliated Companies as of the end of such month and statements of income and retained earnings of Company and its Affiliated Companies for such month and for the Fiscal Year to date, prepared in accordance with GAAP and certified in a manner acceptable to Investors by the chief financial officer of Company or such Affiliated Company, as the case may be, certifying as to the accuracy and completeness of such balance sheets and statements of income and retained earnings and further certifying that as of the last day of such month, to the best of each such officer's knowledge after due and diligent inquiry, no Event of Default or Potential Default has occurred and is continuing or, if an Event of Default or Potential Default has occurred and is continuing, a statement as to the nature thereof and the action which Company and its Affiliated Companies propose to take with respect thereto;

                         (b)      as soon as available and in any event within
90 days after and as of the end of each Fiscal Year, audited consolidated financial statements of Company and its Affiliated Companies, together with an unqualified report thereon of a certified public accountant satisfactory to Investors, to include a balance sheet, statements of income, shareholders' equity and cash flows, and footnotes, all prepared in accordance with GAAP;

                         (c)      as soon as possible and in any event within
five Business Days after Company has knowledge of the occurrence of any Event of Default or Potential Default, a statement of the chief executive officer or chief financial officer of Company setting forth details of such event and the action which Company and its Affiliated Companies propose to take with respect thereto;

                         (d)      promptly after the filing thereof with the
Secretary of Labor or the PBGC, copies of each annual report filed with respect to each Plan for each Plan year, if any, certified by independent public accountants;

                         (e)      as soon as possible and in any event within
five Business Days after acquiring knowledge thereof, written notice of all litigation, actions, suits or proceedings threatened or commenced affecting Company or any of its Affiliated Companies or the properties or business of Company or any of its Affiliated Companies if the relief sought thereunder is either unspecified as to amount, is for damages in excess of $25,000 or would, if awarded, materially and adversely affect the business, properties, condition (financial or otherwise), or operations of Company or any of its Affiliated Companies; and as soon as possible and in any event within five Business Days after any material development or change in the status of any such litigation, action, suit or proceeding, notice of such development or change;

                         (f)      promptly after the furnishing thereof, copies
of any statement or report furnished to any other holder of the debt or equity securities of Company or any of its Affiliated Companies, including without limitation any statement or report furnished pursuant to the terms of any stock purchase, indenture, loan or credit or similar agreement, and not otherwise required to be furnished to Investor pursuant to any other clause of this Section 5.3; and

                         (g)      from time to time, such other information or
documents respecting the business, properties or the condition or operations, financial or otherwise, of Company or any of its Affiliated Companies as Investors may from time to time reasonably request.

        5.4      Existence; Compliance With Law.

                 Except for the mergers and divestitures referred to in Sections 5.14, 5.15 and 5.16, preserve and maintain its corporate existence, and all of its licenses, permits, governmental approvals, rights, privileges and franchises necessary or desirable in the normal conduct of its business as now conducted or presently proposed to be conducted; conduct its business in an orderly and regular manner; comply with the provisions of all documents pursuant to which it is organized or which govern its continued existence; and comply with the requirements of all applicable laws, rules, regulations, ordinances, orders of any governmental authority and requirements for the maintenance of its insurance, licenses, permits, governmental approvals, rights, privileges and franchises, including, but not limited to, all applicable federal, state, regional or local environmental laws, rules, regulations, ordinances and orders.

        5.5      Insurance.

                 Maintain and keep in force insurance of the types and in amounts customarily carried in lines of business similar to its line of business, including without limitation fire, extended coverage, public liability, property damage, business interruption, environmental liability, key-man life insurance and workers' compensation, together with insurance covering insurable liabilities arising from or in connection the operation of the Business prior to the consummation of the Acquisition, for which Company or any of its Affiliated Companies could be liable after the consummation of the Acquisition, whether or not assumed under the Acquisition Agreement, carried with companies and in amounts satisfactory to Investors, and deliver to Investors, from time to time, at any Investor's request, schedules setting forth all insurance then in effect.

        5.6      Facilities.

                 Maintain and preserve all of its properties useful or necessary to its business in good repair and condition and from time to time make necessary repairs, renewals and replacements thereto so that such properties shall be fully and efficiently preserved and maintained.

        5.7      Taxes and Other Liabilities.

                 Pay and discharge when due any and all Indebtedness, obligations, assessments and taxes, both real and personal and including federal and state income taxes, except such as it may in good faith contest or as to which a bona fide dispute may arise, provided provision is made to the satisfaction of Investors for eventual payment thereof in the event that it is found that the same is an enforceable obligation.

        5.8      Notice to Investors.

                 Promptly (but in no event more than five Business Days after the occurrence of each such event or matter) give notice in writing to Investors of: (a) any change in its name, organizational structure or composition; (b) any termination or cancellation of any insurance policy which it is required to maintain; (c) any uninsured or partially uninsured loss through liability or property damage, or through fire, theft or any other cause affecting its property in excess of an aggregate of $50,000; or (d) any other matter which has resulted in a material adverse change in its financial position.

        5.9      ERISA.

                 Comply with the provisions of ERISA and the Code with respect to each of its Plans and pay and discharge promptly any liability imposed upon it pursuant to the provisions of Title IV of ERISA; provided, however, that it shall not be required to pay any such liability if: (a) the amount, applicability or validity thereof shall be diligently contested in good faith by appropriate proceedings and (b) it shall have set aside on its books reserves which, in the opinion of its independent certified public accountants, are adequate with respect thereto.

        5.10     Notice to Investors Regarding ERISA Matters.

                 Deliver to Investors within 10 days, after: (a) the occurrence of any Reportable Event with respect to any Plan, a copy of the materials that are filed with the PBGC in connection therewith, or if no materials are required to be filed, notice of such Reportable Event; (b) it or the administrator of any Plan files with participants, beneficiaries or the PBGC a notice of intent to terminate any Plan, a copy of such notice; (c) the receipt of notice by it or the administrator of any Plan from the PBGC of the PBGC's intention to terminate any Plan or to appoint a trustee to administer any Plan, a copy of such notice; (d) the filing thereof with the Internal Revenue Service, a copy of each annual report that is filed on Treasury Form 5500 (or derivatives thereof) with respect to any Plan, together with all attachments, opinions and schedules that are required to accompany such report;
(e) it knows or has reason to know of any event or condition that could reasonably be expected to constitute grounds for the termination of (or the appointment of a trustee to administer) any Plan under the provisions of
Section 4042 of ERISA, an explanation of such event or condition; (f) its receipt of an assessment of withdrawal liability under Section 4201 of ERISA from a Multiemployer Plan, a copy of such assessment; (g) it knows or has reason to know that an application is to be, or has been, made to the Secretary of the Treasury for a waiver of the minimum funding standard under the provisions of Section 412 of the Code, a copy of such application or an explanation of the relevant circumstances; (h) it establishes a new Plan or a plan or program described in paragraph (d) of Section 3.2.15, a copy of such Plan or, if none, a written description thereof; (i) it becomes obligated to make contributions to a Multiemployer Plan not described in Schedule 3.2.15, a statement describing such obligation and an estimate of any potential withdrawal liability associated with such obligation; (j) it receives notice of liability for a civil penalty imposed under Section 502 of ERISA or for a tax imposed under Section 4975 of the Code, a copy of such notice; or (k) it knows or has reason to know that a claim described in paragraph (e) of Section 3.2.15 has been or may reasonably be expected to be made, a copy of such claim or an explanation thereof.

        5.11     Visitation Rights.

                 At any time upon reasonable notice to Company and from time to time, permit Investors or any agents or representatives of Investors to examine and make copies of and abstracts from its records and books of account, and visit its properties and discuss its affairs, finances and accounts with any of its officers or directors, all at the expense of Company.

        5.12     Performance of Agreements.

                 Perform all of the obligations to be performed by it under each lease, indenture, agreement, contract and other instrument to which it is a party or by which it and its properties may be bound or affected if the failure to so perform such obligations might materially and adversely affect its business, properties, condition (financial and otherwise) or operations or which might materially and adversely affect its ability to perform its obligations hereunder, under the other Material Agreements or under any other document, instrument or agreement issued in connection herewith or therewith; provided, however, that it shall strictly perform each of its obligations under the Loan Documents.

        5.13     Worker Adjustment Retraining and Notification Act Notice.

                 In connection with termination of employment of any of its employees, timely provide such employees with adequate notice of termination as required by the Worker Adjustment Retraining and Notification Act, as amended from time to time, or any successor statute (the "WARN Act"), and comply with all other requirements of the WARN Act and any rules and regulations promulgated thereunder.

        5.14     Merger.

                 Cause Watson Systems to be merged into Company as soon as possible but in any event not later than 15 days after the Closing Date.

        5.15     Divestitures.

                 Cause the shares of stock of Toxguard Fluid and Toxguard Systems to be sold as soon as possible upon such terms and for such consideration as shall be acceptable to Investors.

        5.16     Acquisition.

                 Cause the Acquisition to be of assets and not of stock unless immediately after and giving effect thereto, Company shall merge Ustman into Company leaving Company the sole surviving entity.


                                   SECTION 6

                               NEGATIVE COVENANTS

                 Company further covenants that so long as any of the Obligations of Company to any Investor hereunder or under any of the other Loan Documents remains outstanding, and until final payment in full of the Senior Subordinated Notes, without the prior written consent of Investors, Company shall not, and shall not allow any of Company's Affiliated Companies to:

        6.1      Use of Funds.

                 Use the proceeds of the Loan for any purpose other than (a) to pay up to $5,250,000 in connection with the transactions contemplated in the Acquisition Agreement, (b) transaction costs in connection herewith, (c) in the amounts and for the purposes set forth on Schedule 6.1 hereto and (d) for working capital purposes.

        6.2      Dividends, Distributions.

                 Declare or pay any dividend or distribution either in cash, stock or any other property on its capital stock now or hereafter outstanding or on any warrant, option or other right to acquire capital stock now or hereafter outstanding (other than the securities issued or issuable under the Warrant Agreement or the instruments (and in the amounts) set forth on Schedule
6.2 hereof) or redeem, retire, purchase or otherwise acquire any shares of any class of its capital stock now or hereafter outstanding or any warrant, option or other right to acquire capital stock now or hereafter outstanding (other than the securities issued or issuable under the Warrant Agreement or the instruments (and in the amounts) set forth on Schedule 6.2 hereof), including without limitation any put, call or other right to payment under any warrant, option or other right to acquire capital stock now or hereafter outstanding (other than the securities issued or issuable under the Warrant Agreement or the instruments (and in the amounts) set forth on Schedule 6.2 hereof).

        6.3      Business.

                 Discontinue the Business or engage in any business activities or operations substantially different from or unrelated to the Business.

        6.4      Indebtedness.

                 Create, incur, assume or permit to exist any Indebtedness (other than the Obligations); provided, however, that this Section 6.4 shall not prohibit:

                         (a)      the incurrence of Permitted Senior Debt;

                         (b)      unsecured Indebtedness and other liabilities
incurred in the ordinary course of business, excluding, however, Guaranteed Indebtedness and Indebtedness incurred through the borrowing of money;

                         (c)      Indebtedness for taxes, assessments,
governmental charges or levies to the extent that payment thereof shall not at the time be required to be made in accordance with the provisions of Section 5.7;

                         (d)      the NDE Note;

                         (e)      Indebtedness of Company and its Affiliated
Companies existing as of the Closing Date, as described on Schedule 6.4 and approved by Investors; or

                         (f)      Indebtedness which is expressly subordinated
to the Obligations in accordance with terms agreed upon by the Investors.

        6.5      Liens.

                 Create or suffer to exist any Lien or any other type of preferential arrangement, upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign any right to receive income to secure any Indebtedness of any Person except:

                         (a)      Liens created or permitted by the Loan
Documents;

                         (b)      leases permitted under Section 6.16 and
lessor interests in security deposits given pursuant to leases of real property entered into by Company or any of its Affiliated Companies, as lessee, in the ordinary course of business within the limits of Section 6.16;

                         (c)      Liens for current taxes (except United States
income taxes), assessments or other governmental charges (i) which are not delinquent or remain payable without any penalty or (ii) the validity of which is contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof and which are in respect of claims for current taxes, assessments or other governmental charges not exceeding an aggregate amount of $50,000 for Company and its Affiliated Companies;

                         (d)      Liens, for charges not exceeding an aggregate
amount of $25,000 for Company and its Affiliated Companies, incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

                         (e)      Liens of attachment and judgment respecting
claims, the validity of which is being contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof (i) in an aggregate amount not exceeding $50,000 for Company and its Affiliated Companies or (ii) which shall be vacated within 30 days after the creation thereof; and

                         (f)      mechanics', materialmen's or other similar
Liens arising in the ordinary course of business which either (i) are inchoate and relate to an obligation which is not yet due and payable or (ii) are being contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof and are in an aggregate amount not exceeding $50,000 for Company and its Affiliated Companies.

        6.6      Subsidiaries; Investments.

                 Create any Subsidiary, make any capital contribution to or other investment in any of Company's Affiliates or Affiliated Companies or make any Investment, except for Permitted Investments. Notwithstanding the provisions of the preceding sentence, Company may, with the prior written consent of Investors, create a Subsidiary provided that (i) Company shall not make any capital contribution to or other investment in any such Subsidiary unless such contribution or investment is approved in advance by Investors,
(ii) each of the terms, covenants and conditions of the Material Agreements applicable to the business and operations of Company shall be applicable to the business and operations of such Subsidiary, including without limitation all financial covenants and reporting requirements which, unless otherwise required by Investors, shall be applied on a consolidated basis, (iii) all financial statements shall be prepared on a consolidated and consolidating basis and (iv) Company shall own 100% of the capital stock of such Subsidiary and Company shall not permit such Subsidiary to sell or issue shares of capital stock of such Subsidiary to any Person other than Company.

        6.7      Guaranteed Indebtedness.

                 Create, assume, incur, or be or become liable for any Guaranteed Indebtedness except: (a) it may endorse negotiable instruments for deposit or collection in the ordinary course of business; (b) any of Company's Affiliated Companies may guaranty or become jointly liable with respect to the Obligations; and (c) it may guaranty or become jointly liable on any Indebtedness or Lien which such guarantor would have been permitted to incur under Sections 6.4 and 6.5.

        6.8      Mergers.

                 Except for mergers required by Sections 5.14 and 5.16, merge with or into or consolidate with or into another Person; acquire all or substantially all of the assets or capital stock of any Person; or, in the case of Company, except in the event of a public offering pursuant to a registration statement under the Act, permit any sale, transfer or other disposition of 50% or more of its outstanding voting stock, whether in one transaction or a series of related transactions, to any Person or Persons other than the Acquisition.

        6.9      Restrictions on Sales of Assets.

                 Sell or otherwise dispose of any property except:

                         (a)      sales, leases, rentals or dispositions of
property as a result of a constructive loss of the property or a decision to dispose under a fix/sell analysis;

                         (b)      sales, leases, rentals or dispositions of
property in the ordinary course of business and for consideration not less than the fair market value thereof, so long as at the time of such transaction no Event of Default or Potential Default has occurred and is continuing and such transaction would not cause an Event of Default or Potential Default; and

                         (c)      the sale of not less than all of the issued
and outstanding shares of stock of Toxguard Fluid and Toxguard Systems owned by Company upon terms and conditions and for such consideration as shall be acceptable to Investors.

        6.10     Management or Consulting Fees.

                 Pay fees to any Person for consulting services or the management of the Business or of any assets of Company or any of its Affiliated Companies except for (a) the management of Plan assets, (b) the fees payable pursuant to Section 4.8 and 8.3 and (c) fees payable to the Persons and in the amounts set forth on Schedule 6.10.

        6.11     Transactions with Affiliates.

                 Lend or advance money to, or contract with or engage in any other transactions with Affiliates, except in the ordinary course of business and on terms and for consideration which are no less favorable than the terms and consideration which Company or such Affiliated Company, as the case may be, would be obligated to pay or entitled to receive in an arm's length transaction except for the fees payable under Sections 4.8 and 8.3.

        6.12     Amendments of Corporate Documents.

                 Amend its articles or certificate of incorporation or bylaws.

        6.13     Executive Compensation.

                 Allow any of its officers, directors or employees to use any assets or property of Company or any of its Affiliated Companies for personal purposes. Neither Company nor any of its Affiliated Companies shall increase the salary or other compensation or benefits paid or provided to any officer or director of Company or such Affiliated Company except to the extent that such increase (a) is commercially reasonable and in accordance with industry standards and (b) is approved by a majority of the non-employee members of the Board of Directors of Company or such Affiliated Company, as the case may be.

        6.14     Compliance with ERISA.

                 Do any of the following:

                 (a) engage in any transaction in connection with which it could be subject to either a material civil penalty assessed pursuant to the provisions of Section 502 of ERISA or a material tax imposed under the provisions of Section 4975 of the Code;

                 (b)     terminate any Plan in a "distress termination" under
Section 4041 of ERISA, or take any other action which could result in a material liability of it to participants, beneficiaries or the PBGC;

                 (c) take any action (including a failure to act) that would result in a complete or partial withdrawal from any Multiemployer Plan, if such withdrawal could reasonably be expected to have a material adverse effect on the condition (financial or otherwise) or operations of Company and its Affiliated Companies viewed as a whole; or

                 (d) take any action (including a failure to act) that would cause any Pension Plan that is qualified under Section 401(a) of the Code to cease to be so qualified.

        6.15     Sale or Issuance of Stock.

                 Issue any shares of capital stock of Company or any option, warrant, convertible security or any right to purchase any shares of capital stock of Company or permit to remain outstanding any shares of capital stock of Company or any option, warrant convertible security or any right to purchase any shares of capital stock other than the securities set forth on Schedule B. Except for the pledge to Investors of the shares of the Affiliated Companies pursuant to the Pledge Agreement and the divestitures required by Section 5.15, sell, pledge, or otherwise transfer any shares of capital stock of any Subsidiary;

or issue any class or series of capital stock which requires (by its terms, pursuant to separate agreement or upon shareholder request) the payment of dividends thereon or redemption thereof prior to the final payment in full of the Senior Subordinated Notes.

        (c)      Lease Obligations.

                 Create or suffer to exist any obligations for the payment of rent for any property under leases or agreements to lease which would cause the direct or contingent aggregate liabilities of Company and its Affiliated Companies (a) in respect of any such obligation to exceed $250,000 payable over the term of such obligation or (b) in respect of all such obligations to exceed $100,000 payable in any period of 12 months.

        (d)      Deposit Accounts.

                 Maintain balances in excess of $10,000 in the aggregate in any depository facility located outside of the State of California; provided, however that Company may maintain balances at a commercial bank in Denver, Colorado in amount as necessary to develop and maintain a banking relationship with such commercial bank. Promptly upon the creation of any account of any deposit or other account with any depository institution, Company shall, and shall cause each Affiliated Company to, notify the depository institution of the security interest of Investors in said account and to use best efforts to promptly obtain the acknowledgment of the security interest Investors therein by such depository and deliver such acknowledgment to Investors.


                                   SECTION 7

                               EVENTS OF DEFAULT

        7.1      Events of Default.

                 The occurrence of any of the following shall constitute an "Event of Default" under this Agreement:

                 (a) Company shall fail (i) to pay when due any principal payable under the Loan Documents, (ii) to pay any interest payment under the Loan Documents within five days after the date such payment is due or (iii) to pay any other amount payable under the Loan Documents within 10 days after the earlier of Company's knowledge that such amount is due or notice to Company from any Investor that such amount is due;

                 (b) any representation or warranty made by Company in the Loan Documents shall at any time prove to be incorrect in any material respect on or as of the date made or deemed made and which, if correctable, is not corrected within 30 days after the date the representation or warranty was made or deemed made;

                 (c) Company shall fail (i) to observe or perform any obligation, covenant or other provision contained in the Loan Documents which failure is not cured within 30 days after the earlier of Company's knowledge thereof or notice thereof from any Investor or (ii) to cause any of Company's Affiliated Companies to observe and perform any such obligation, covenant or provision where required to do so by the Loan Documents which failure is not cured within 30 days after the earlier of Company's knowledge thereof or notice thereof from any Investor;

                 (d) (i) any default or event which with the passage of time or giving of notice or both would constitute a default by Company or any of Company's Affiliated Companies in the Payment of any principal or interest on any other Indebtedness other than a default under item (4) of the second paragraph on page 2 of the U.S. Small Business Administration Note, dated May 17,1995, in favor of Boatman's First National Bank of Kansas City in the original principal amount of $500,000, which Indebtedness in the aggregate exceeds $250,000, or (ii) any breach or default or event which with the passage of time or giving of notice or both would constitute a default with respect to any other material term of any evidence of any such Indebtedness, or of any loan agreement, mortgage, indenture or other agreement relating thereto, if the effect of such default, event or breach is to give the holder or holders of that Indebtedness (or a trustee or other agent on behalf of such holder or holders) the right to accelerate such Indebtedness, regardless of whether such holder has in fact accelerated such Indebtedness which breach or default or event specified in this subparagraph (i) shall remain unremedied for a period of 30 days after the earlier of Company's knowledge thereof or notice thereof from any Investor.

                 (e) any breach or default by Company or any of Company's Affiliated Companies with respect to any material term of any of the Material Agreements other than the Loan Documents, which breach or default is not cured within 30 days after the earlier of Company's knowledge thereof or notice thereof from any Investor;

                 (f) the entry of any judgment, order or decree against Company or any of its Affiliated Companies; or the filing of a notice of judgment lien against Company or any of its Affiliated Companies; or the recording of any abstract of judgment against Company or any of its Affiliated Companies in any county in which Company or such Affiliated Company has an interest in real property; or the service of a notice of levy or of a writ of attachment or execution, or other like process, against the assets of Company or any of its Affiliated Companies; and such judgment, judgment lien, levy, attachment or execution shall exceed $100,000 individually or in the aggregate and shall not have been vacated, discharged or stayed within 60 days from the entry thereof;

                 (g) Company or any of its Affiliated Companies shall become insolvent, or shall suffer or consent to or apply for the appointment of a receiver, trustee, custodian or liquidator of itself or any of its property, or shall generally fail to pay its debts as they become due, or shall make a general assignment for the benefit of creditors; Company or any of its Affiliated Companies shall file a voluntary petition in bankruptcy, or seeking reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Code, or under any state or federal law granting relief to debtors, whether now or hereafter in effect; or any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against Company or any of its Affiliated Companies, which petition or proceeding (i) results in the entry of an order for relief or any such adjudication of relief, or (ii) remains unreleased, undischarged, or unbonded for a period of 60 days or (iii) Company or such Affiliated Company file an answer admitting jurisdiction of the court and the material allegations of the petition; or Company or any of its Affiliated Companies shall be adjudicated a bankrupt, or an order for relief shall be entered by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors;

                 (h) the dissolution or liquidation of Company or any of its Affiliated Companies; or Company or any of its Affiliated Companies or any of the directors or shareholders of Company or any of its Affiliated Companies shall take action seeking to effect the dissolution or liquidation of Company or any of its Affiliated Companies;

                 (i) the occurrence of one or more of the events described in Section 5.10 which could be reasonably expected to have a material adverse effect on the condition (financial or otherwise) or operations of Company or any of its Affiliated Companies;

                 (j) any of the Loan Documents or any of the other Material Agreements shall, at any time, cease to be in full force and effect except in accordance with its terms or shall be declared null and void pursuant to a judicial or other governmental act, or the validity or enforceability thereof shall be contested by any party thereto;

                 (k) except in the event of a public offering pursuant to a registration statement under the Act, any Person or Persons other than the Investors and any Person to which an Investor Transfers shares of Common Stock shall acquire 50% or more of Company's voting stock;

                 (l) any breach or default by Company or any of its Affiliated Companies of any term of any lease, commitment, contract, instrument or obligation to which it is a party, or by which its properties or assets are bound, which breach or default has, or is reasonably expected to have, a material adverse effect on the condition (financial or otherwise) or operations of Company and its Affiliated Companies taken as a whole and such breach or default is not cured within 30 days after the occurrence thereof;

                 (m) Company or any of its Affiliated Companies shall be served with or receive a notice from any federal, state, regional or local environmental regulatory agency alleging that Company or any of its Affiliated Companies may be liable for the costs of investigation or remediation of a release or threatened release of any Hazardous Material originating from or affecting property or properties owned, leased or operated by Company or any of its Affiliated Companies which liability could be material to Company and either (i) any such agency has obtained a judgment or other remedial action with respect to the subject matter of notice or (ii) 90 days shall have elapsed since Company's receipt of such notice and such agency has not rescinded such notice in writing in its entirety;

                 (n) the Environmental Protection Agency or any successor to its rule making or enforcement authority shall cease to approve of the Process as means of determining leakage from underground storage tanks; or

                 (o) on or before the earlier of the date that is third anniversary of the date hereof and the Warrant Adjustment Date, Company shall not have authorized the issuance of shares of Common Stock in a number in excess of the sum of (i) the shares of Common Stock outstanding on that date,
(ii) the options, warrants, convertible securities and other rights to purchase shares of Common Stock outstanding on that date, (iii) the shares of Common Stock issuable pursuant to the Warrants, (iv) the shares of Common Stock issuable under the Adjustment Warrants issued pursuant to Section 2.10 and (v) shares of Common Stock to be issued pursuant to Section 2.2.8 hereof or Company shall not have on or before such date taken all acts necessary or appropriate to permit Company to perform each of its obligations hereunder. Investors agree to vote the Shares of Common Stock held by them to accomplish each item set forth in this clause (o).

        7.2      Remedies.

                 If an Event of Default shall occur, any Indebtedness of Company under the Loan Documents, any term of the Senior Subordinated Notes to the contrary notwithstanding, shall (i) in the case of an Event of Default described in clause (a) of Section 7.1, at the option of Investor, and (ii) in the case of any other Event of Default, at the option of the holders of a majority in interest of the then outstanding principal amount of the Senior Subordinated Notes, and without notice, become immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are hereby expressly waived by Company, and Investor or holders shall have all rights, powers and remedies available under any of the Loan Documents, or accorded by law; provided, however, that upon the occurrence of an Event of Default described in clause (g) of Section 7.1, such Indebtedness shall become immediately due and payable without any election on the part of the holders. All rights, powers and remedies of Investors may be exercised by Investors at any time and from time to time after the occurrence of an Event of Default. All rights, powers and remedies of Investors in connection with the Loan Documents are cumulative and not exclusive and shall be in addition to any other rights, powers or remedies provided by law or equity, including, without limitation, the right to set-off any liability owing by Investors to Company against any liability of Company to Investors as provided in Section 7.4.

        7.3      No Waiver.

                 No delay, failure or discontinuance of Investors, or any holder of any of the Senior Subordinated Notes, in exercising any right, power or remedy under the Loan Documents shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Investors, or any holder of any Senior Subordinated Note, of any breach of or default under the Loan Documents must be in writing and shall be effective only to the extent set forth in such writing.

        7.4      Set-Off.

                 In addition to any rights, powers or remedies now or hereafter granted under this Agreement or applicable law, and not by way of limitation of any such rights, powers or remedies, upon the occurrence and during the continuance of any Event of Default, each Investor is hereby authorized by Company at any time or from time to time, without notice to Company or to any other Person (any such notice being hereby expressly waived), to the fullest extent permitted by law, to set off, appropriate and apply all indebtedness or obligations owing by such Investor to or for account of Company against all of the obligations of Company to such Investor now or hereafter arising under this Agreement or any of the other Loan Documents.


                                   SECTION 8

                                 MISCELLANEOUS

        8.1      Notices.

                 In order to be effective, any notice or other communication required or permitted hereunder, shall, unless otherwise stated herein, be in writing and shall be transmitted by messenger, delivery service, mail, telex, telegram, telecopy or cable, if to Company, at Company's address set forth under its name on the signature page, and if to an Investor, to the address set forth under its name on the signature page hereof or at such other address as a party shall designate in a written notice to the other parties hereto given in accordance with this Section 8.1. All notices and other communications shall be effective (i) if sent by messenger or delivery service, when delivered, (ii) if sent by mail, five days after having been sent by certified mail, with return receipt requested, (iii) if sent by telegraph or cable, when delivered to the telegraph or cable company or (iv) if sent by telex or telecopier, when sent. In order to be effective, any notice transmitted to an address outside the United States of America by any means other than telex or telecopier shall at the time of transmittal be duplicated by counterpart telex or telecopier notice.

        8.2      Successors and Assigns.

                 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that neither Company nor any of its Affiliated Companies may assign or transfer its rights hereunder or any interest herein or delegate its duties hereunder without the prior written consent of Investors.

        8.3      Costs, Expenses, Management and Attorneys' Fees.

                 Company shall reimburse Investors for all out-of-pocket costs and expenses, including, without limitation, reasonable attorneys' fees (including, without limitation, the reasonable allocated cost of in-house legal counsel), expended or incurred by Investors in investigation, due diligence of Company, Ustman and the negotiation and preparation of the Loan Documents and the Warrant Agreement, the closing of the transactions contemplated by the Loan Documents and the Warrant Agreement, the administration of the Loan, the enforcement of any of the Loan Documents or the Warrant Agreement, the prosecution or defense of actions for declaratory relief in any way related to any of the Loan Documents or the Warrant Agreement or the collection of any sum which becomes due pursuant to any of the Loan Documents or the Warrant Agreement; provided that Company shall not be obligated to reimburse Investors for costs and expenses under this Section 8.3 for the Administration of the Loan in excess of $10,000 for any 12 month period. On the Closing Date, Company shall pay all fees and expenses of Investors' counsel incurred in connection with the negotiation and preparation of the Loan Documents and the Warrant Agreement and the closing of the transactions contemplated by the Loan Documents and the Warrant Agreement, plus an amount estimated by such counsel to be sufficient to pay the fees and expenses which will be incurred in connection with such transactions after the Closing Date; any additional fees and expenses will be billed as incurred and shall be paid by Company within 30 days of receipt by Company of the invoice therefor. In addition, Company shall pay to Management an annual fee of $100,000 payable quarterly with the first such payment due on the date hereof and payable thereafter on each quarterly date until the fifth anniversary hereof.

        8.4      Indemnity.

                 In addition to the payment of expenses pursuant to Section 8.3, and whether or not the transactions contemplated hereby shall be consummated, Company agrees to indemnify, pay and hold each Investor and any subsequent holder of any Senior Subordinated Note, and the officers, directors, employees, attorneys and agents of Investors and such subsequent holders (collectively, the "Indemnitees") harmless from and against all other liabilities, obligations, losses, damages, penalties, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable 'fees and disbursements of counsel chosen for such Indemnitee by such Indemnitee, in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitee shall be designated a party thereto), which may be imposed on, incurred by, or asserted against Indemnitees, in any manner relating to or arising out of: (a) this Agreement, the other Loan Documents or any of the other Material Agreements; (b) Investor's agreement to make the Loan; (c) the making of the Loan; (d) the use or intended use of the proceeds of the Loan; (e) the violation of any securities law by Company; (f) the failure of any of the parties to the Material Agreements to comply with any law, rule or regulation applicable to the transactions contemplated thereby or (g) the Business (the "Indemnified Liabilities"); provided that Company shall have no obligation to an Indemnitee hereunder with respect to any Indemnified Liability arising from the gross negligence or willful misconduct on the part of such Indemnitee in respect of any act related thereto. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Company shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them. The obligations under this Section 8.4 shall survive the expiration or termination of this Agreement.

        8.5      Entire Agreement, Amendment.

                 The Loan Documents (including the Exhibits and Schedules thereto) executed by Company in connection with, or as required by, this Agreement constitute the entire agreement between Company and Investors with respect to the Loan; supersede all prior or contemporaneous negotiations, communications, discussions and correspondence concerning the subject matter hereof; and may be amended or modified only with the written consent of the holders of a majority in principal amount of the Senior Subordinated Notes then outstanding, except that no such amendment or modification shall become effective if it extends the maturity or reduces the rate of interest payable with respect to the Senior Subordinated Notes, alters the terms of payment of the principal, interest and premium (if any) under the Senior Subordinated Notes, or reduces the percentage of holders of principal amount of' the Senior Subordinated Notes necessary to approve modifications or amendments to this Agreement without the consent of each holder of the Senior Subordinated Notes affected thereby. Whenever the consent or approval of the Investor is required, such consent or approval must be given in writing by the holders of a majority in principal amount of the Senior Subordinated Notes then outstanding.

        8.6      Time.

                 Time is of the essence of each and every provision of the Loan Documents.

        8.7      Severability of Provisions.

                 If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or 'any remaining provisions of this Agreement.

        8.8      Governing Law.

                 This Agreement and the Senior Subordinated Notes shall be governed by and construed in accordance with the law of the State of New York applicable to contracts entered into and to be performed wholly within New York by New York residents. The parties consent to the non-exclusive jurisdiction of any state or federal court in New York, New York.

        8.9      Arbitration.

                 Any controversy or claim arising out of or relating to this contract, or the breach thereof, including any issues pertaining to the arbitrability of such controversy or claim, shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. All such arbitration proceedings shall be held in New York, New York. The arbitrator shall have the right to grant reasonable attorneys fees to the prevailing party.


        8.10     Incorporation of Exhibits and Schedules by Reference.

                 All Exhibits and Schedules to this Agreement are incorporated herein by this reference.

        8.11     Counterparts.

                 This Agreement may be executed in separate counterparts, each of which, when so executed, shall be deemed to be an original and all of which, when taken together, shall constitute but one and the same agreement.

        8.12     Survival.

                 The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, notwithstanding any investigation made by Investor, its agents or representatives. All statements as to factual matters contained in any certificate, exhibit or other instrument delivered by or on behalf of Company pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties of Company hereunder as of the date of such certificate, exhibit or schedule.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in the Borough of Manhattan, State of New York the day and year first written above.

                                  WATSON GENERAL CORPORATION


                                            By:     /s/ RONALD G. CRANE
                                               --------------------------------
                                            Title:  President & CEO
                                                    ---------------------------

                                  Address for Notice:
                                  32-B Mauchly
                                  Irvine, California  92718
                                  Telecopier: 714-753-7986
                                  Attn: Mr. Ronald G. Crane


                                  SAGAPONACK PARTNERS, L.P.
                                  By: RSP Capital L.L.C., its general partner


                                            By:    /s/ BARRY S. ROSENSTEIN
                                                -------------------------------
                                            Title:
                                                   ----------------------------

                                  Address for Notice:

                                  645 5th Avenue
                                  8th Floor
                                  New York, New York  10022
                                  Tel:  212-848-0276
                                  Fax:  212-355-5056
                                  Attn:  Marc Weisman, Esquire

                                  SAGAPONACK INTERNATIONAL PARTNERS, L.P.
                                  By: RSP Capital L.L.C., its supervising
                                  general partner


                                            By:   /s/ BARRY S. ROSENSTEIN
                                                -----------------------------
                                            Title:
                                                    -------------------------

                                  Address for Notices:

                                  645 5th Avenue
                                  8th Floor
                                  New York, New York  10022
                                  Tel:  212-848-0276
                                  Fax:  212-355-5056
                                  Attn:  Marc Weisman, Esquire

                                    EXHIBITS


Exhibit A:       Form of Senior Subordinated Promissory Note
Exhibit B:       Capitalization
Exhibit C:       Financial Statements
Exhibit D:       Form of Legal Opinion
Exhibit E:       Form of Financial Condition Certificate


















                                     - 63 -